                                                                  EXECUTION COPY




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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                   CGU INTERNATIONAL HOLDINGS LUXEMBOURG S.A.,

                                CGU HOLDINGS LLC,

                                    CGNU PLC,

                     WHITE MOUNTAINS INSURANCE GROUP, LTD.,

                               TACK HOLDING CORP.

                                       AND

                             TACK ACQUISITION CORP.

                         DATED AS OF SEPTEMBER 24, 2000




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

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.               Definitions............................................................................1

                                   ARTICLE II

                             PURCHASE OF THE SHARES

SECTION 2.1.               Purchase and Sale......................................................................8
SECTION 2.2.               Closing................................................................................9
SECTION 2.3.               Closing Deliveries.....................................................................9
SECTION 2.4.               Purchase Price Determination...........................................................9
SECTION 2.5.               Preclosing Transactions Tax Adjustments................................................9

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.               Representations and Warranties of CGNU
                           and Sellers...........................................................................11
                           (a)      Organization, Standing and Corporate Power...................................11
                           (b)      Capital Structure............................................................12
                           (c)      Subsidiaries.................................................................13
                           (d)      Authority....................................................................13
                           (e)      Noncontravention; Consents...................................................13
                           (f)      GAAP Financial Statements....................................................14
                           (g)      SAP Financial Statements.....................................................15
                           (h)      No Undisclosed Liabilities...................................................15
                           (i)      Absence of Certain Changes or Events.........................................16
                           (j)      Benefit Plans................................................................16
                           (k)      Taxes........................................................................18
                           (l)      Compliance with Applicable Laws..............................................21
                           (m)      Litigation...................................................................21
                           (n)      Reserves.....................................................................22
                           (o)      Contracts....................................................................22
                           (p)      Insurance Regulatory Matters.................................................23
                           (q)      Brokers......................................................................23
                           (r)      Purchase Not for Distribution................................................23
                           (s)      Financial Risk Management Instruments........................................23
                           (t)      Corporate Records............................................................24
                           (u)      Company Investment Assets....................................................24
                           (v)      Reinsurance..................................................................24
                           (w)      Transactions with Affiliates.................................................24
                           (x)      Owned Real Estate............................................................25
SECTION 3.2.               Representations and Warranties of Buyer
                           and Newco.............................................................................25
                           (a)      Organization, Standing and Corporate Power...................................25
                           (b)      Authority; Noncontravention..................................................25
                           (c)      Capital Structure............................................................27
                           (d)      Subsidiaries.................................................................27
                           (e)      SEC Documents; GAAP Financial Statements.....................................28


                                      -i-

                           (f)      SAP Financial Statements.....................................................28
                           (g)      No Undisclosed Liabilities...................................................29
                           (h)      Absence of Certain Changes or Events.........................................29
                           (i)      Benefit Plans................................................................29
                           (j)      Commitments..................................................................30
                           (k)      Compliance with Applicable Laws..............................................31
                           (l)      Insurance Regulatory Matters.................................................31
                           (m)      Purchase Not for Distribution................................................31
                           (n)      Litigation...................................................................31
                           (o)      Brokers......................................................................32
                           (p)      Corporate Records............................................................32
                           (q)      Voting Requirements..........................................................32

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.               Conduct of Business...................................................................32
SECTION 4.2.               Access to Information; Confidentiality................................................36
SECTION 4.3.               Commercially Reasonable Efforts.......................................................36
SECTION 4.4.               Consents, Approvals and Filings.......................................................37
SECTION 4.5.               Certain Notices.......................................................................38
SECTION 4.6.               Public Announcements..................................................................38
SECTION 4.7.               Certain Canadian Subsidiaries.........................................................38
SECTION 4.8.               Life Insurance Operations.............................................................38
SECTION 4.9.               Certain Intercompany Agreements and Accounts..........................................39
SECTION 4.10.              Use of Names..........................................................................39
SECTION 4.11.              Post-Closing Cooperation..............................................................40
SECTION 4.12.              Further Assurances....................................................................40
SECTION 4.13.              Noncompetition........................................................................40
SECTION 4.14.              Buyer Guaranty........................................................................41
SECTION 4.15.              Restructuring Transactions............................................................41


                                    ARTICLE V

                                EMPLOYEE MATTERS

SECTION 5.1.               Severance Benefits....................................................................44
SECTION 5.2.               Certain Contracts.....................................................................44
SECTION 5.3.               Credit for Service....................................................................44
SECTION 5.4.               Employee Benefit Plans................................................................44
SECTION 5.5.               Preexisting Conditions, Exclusions and Waiting
                           Periods; Deductibles..................................................................45
SECTION 5.6.               COBRA.................................................................................45
SECTION 5.7.               Filings and Records...................................................................45

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

SECTION 6.1.               Conditions to Each Party's Obligations................................................46
                           (a)      No Injunctions or Restraints.................................................46
                           (b)      HSR Act......................................................................46
SECTION 6.2.               Conditions to Obligations of Buyer, Holdco
                           and Newco.............................................................................46
                           (a)      Representations and Warranties...............................................46


                                      -ii-

                           (b)      Performance of Obligations of Each Seller....................................47
                           (c)      Preclosing Transactions......................................................47
                           (d)      Material Adverse Effect......................................................47
                           (e)      FIRPTA Certificate...........................................................47
                           (f)      Financing....................................................................47
                           (g)      Governmental Consents........................................................47
SECTION 6.3.               Conditions to Obligations of Each Seller..............................................48
                           (a)      Representations and Warranties...............................................48
                           (b)      Performance of Obligations of Buyer, Holdco and
                                    Newco........................................................................48
                           (c)      Governmental Consents........................................................48

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

SECTION 7.1.               Survival of Representations and Warranties............................................49

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1.               Obligation to Indemnify...............................................................49
SECTION 8.2.               Indemnification Procedures............................................................51
SECTION 8.3.               Termination; Insurance................................................................53
Section 8.4.               Tax Indemnification...................................................................54

                                   ARTICLE IX

                                   TAX MATTERS

SECTION 9.1.               Indemnity.............................................................................54
SECTION 9.2.               Returns and Payments..................................................................55
SECTION 9.3.               Tax Benefits..........................................................................56
SECTION 9.4.               Tax Refunds...........................................................................57
SECTION 9.5.               Contests..............................................................................57
SECTION 9.6.               Time of Payment.......................................................................59
SECTION 9.7.               Cooperation and Exchange of Information...............................................59
SECTION 9.8.               Conveyance Taxes......................................................................60
SECTION 9.9.               Miscellaneous.........................................................................60

                                    ARTICLE X

                          TERMINATION PRIOR TO CLOSING

SECTION 10.1.              Termination of Agreement..............................................................61
SECTION 10.2.              Survival..............................................................................62

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.1.              Fees and Expenses.....................................................................62
SECTION 11.2.              Notices...............................................................................62
SECTION 11.3.              Interpretation........................................................................64
SECTION 11.4.              Entire Agreement; No Other Representations; Third-
                           Party Beneficiaries...................................................................65
SECTION 11.5.              Governing Law.........................................................................65


                                      -iii-

SECTION 11.6.              Assignment............................................................................65
SECTION 11.7.              Dispute Resolution; Enforcement.......................................................66
SECTION 11.8.              Severability; Amendment; Waiver.......................................................66
SECTION 11.9.              Counterparts..........................................................................67

                                    EXHIBITS

Exhibit A                Form of Pilot Sale Agreement
Exhibit B                Form of CGUIMCL Sale Agreement
Exhibit C                Form of Life Subs Sale Agreement
Exhibit D                Form of SocGen Sale Agreement
Exhibit E                Form of Munich Re Sale Agreement
Exhibit F                Form of License Agreement
Exhibit G                Form of Term Sheet for Holdco Note

                            STOCK PURCHASE AGREEMENT



                  STOCK PURCHASE AGREEMENT, dated as of September 24, 2000 (this "Agreement"), among CGU International Holdings Luxembourg S.A., a Luxembourg corporation ("CGUIHL"), CGU Holdings LLC, a Delaware limited liability company ("CGULLC"), CGNU plc, a company incorporated under the laws of England and Wales ("CGNU"), White Mountains Insurance Group, Ltd., a company existing under the laws of Bermuda ("Buyer"), TACK Holding Corp., a Delaware corporation ("Holdco"), and TACK Acquisition Corp., a Delaware corporation ("Newco").

                  WHEREAS, CGUIHL and CGULLC (collectively, "Sellers") are the owners of all the Shares (as defined below) of CGU Corporation, a Delaware corporation (the "Company"); and

                  WHEREAS, Sellers desire to sell to Newco, and Newco desires to purchase from Sellers, the Shares, on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                  "Actual Sale Proceeds" means an amount equal to (a) the sum of
         (i) the cash amount received by the Company upon sale of Pilot Insurance Company as contemplated by Section 4.7(a), the Life Subs as contemplated by Section 4.8 and the Societe Generale shares as contemplated by Section 4.9(b), (ii) the cash amount received by the Insurance Subsidiaries upon the sale of the Munich Re shares as contemplated by Section 4.9(c) and (iii) the cash amount received by CGU Asset Management Inc. upon the sale of CGU Investment Management Canada Limited as contemplated by Section 4.7(b) LESS (b) Taxes (whether positive or negative) on such amounts as calculated pursuant to Section 2.5 hereof and Section 1.1(d) of the Disclosure Schedule.

                  "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "Available Foreign Tax Credits" shall mean the amount of foreign tax credits of the Company Consolidated Tax Group that exist as of the date of the sale of Pilot pursuant to Section 4.7(a) determined without taking into account the effect thereon of the Restructuring Transactions and any other actions (including, but not limited to, other transactions, elections or deductions) requested, taken or caused to be taken by Buyer.

                  "Business Day" means any day other than (i) a Saturday, (ii) a Sunday, (iii) any other day on which commercial banks are not generally open for business in New York or London or (iv) for purposes of Sections 2.2 and 10.1(b) only, any other day on which commercial banks are not generally open for business in any of Amsterdam, Bermuda, Luxembourg or Toronto.

                  "Buyer Employee Benefit Plan" means each Employee Benefit Plan that is in effect as of the date hereof, covers at least one employee of Buyer or any Subsidiary of Buyer and is maintained by Buyer or any Subsidiary of Buyer or to which Buyer or any Subsidiary of Buyer makes contributions.

                  "Buyer Insurance Subsidiaries" means the entities listed under the heading "Insurance Subsidiaries" in Section 4.15 of the Disclosure Schedule.

                  "COBRA" means Part 6 of Subtitle B of Title I of ERISA and
         Section 4980B of the Code.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Company Consolidated Tax Group" means the U.S.
         consolidated tax group of which the Company is the common parent.

                  "Company Employee Benefit Plan" means each Employee Benefit Plan that is in effect as of the date hereof, covers at least one Employee and is maintained by the Company or any Subsidiary of the Company or to which the Company or any Subsidiary of the Company makes contributions.

                  "Confidentiality Agreement" means the letter agreement dated April 7, 2000, between Buyer and CGNU plc (formerly CGU plc).

                  "Disclosure Schedule" means the Disclosure Schedule (including any attachments thereto) delivered in connection with, and constituting a part of, this Agreement.

                  "Employee" shall mean each individual who immediately prior to the Closing is actively employed by the Company or any Subsidiary of the Company.

                  "Employee Benefit Plan" shall mean each "employee benefit plan" (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity- or non-equity based, severance or other plan, program, arrangement or agreement relating to employment, compensation or benefits.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Holdco Note" means a promissory note of Holdco having the terms set forth in the term sheet attached as Exhibit G.

                  "Insurance Subsidiaries" means American Central Insurance Company, American Employers' Insurance Company, CGU Insurance Company, CGU Insurance Company of Illinois, CGU Insurance Company of New Jersey, CGU Insurance Company of New York, Commercial Union Insurance Company, Commercial Union Midwest Insurance Company, Commercial Union York Insurance Company, CU Homeland Insurance Company, CU Lloyd's of Texas, The Employers' Fire Insurance Company, Farmers and Merchants Insurance Company, GA Insurance Company of New York, General Accident Insurance Company, General Accident Reinsurance Company of America, General Assurance Company, Hawkeye-Security Insurance Company, Houston General Insurance Company, Houston General Lloyds, Midwestern Insurance Company, National Farmers Union Property and Casualty Company, National Farmers Union Standard Insurance Company, The Northern Assurance Company of America, North Pacific Insurance Company, Oregon Automobile Insurance Company, Potomac Insurance Company, Potomac Insurance
         Company of Illinois, Traders & General Insurance Company, Traders & Pacific Insurance Company, Tri-State Insurance Company and United Security Insurance Company.

                  "Knowledge" means the actual knowledge after reasonable inquiry of (a) with respect to Sellers, those persons listed in Section 1.1(b) of the Disclosure Schedule and (b) with respect to Buyer, those persons listed in Section 1.1(c) of the Disclosure Schedule.

                  "Life Subs" means each of CGU Life Insurance Company of America, CGU Life Insurance Company of New York and CGU Annuity Service Corporation.

                  "Material Adverse Effect" with respect to any person means a material adverse effect on (a) the business, financial condition or results of operations of such person and its Subsidiaries, taken as a whole, or (b) the ability of such person to perform its obligations under this Agreement, other than in either case any such effect resulting from (i) changes in general economic or securities or financial market conditions (including changes in interest rates), (ii) any occurrence or condition generally affecting any segment of the property and casualty insurance or reinsurance industry in which such person or any of its Subsidiaries participates (including natural catastrophe events and any change or proposed change in law or regulations in any jurisdiction) and not principally relating to such person and its Subsidiaries, (iii) any adverse development of or increase in reserves for losses and loss adjustment expenses of such person or any of its Subsidiaries, (iv) any increase in the reserve for uncollectible reinsurance, or any write-off of reinsurance recoverable assets as uncollectible, of such person or any of its Subsidiaries, (v) any write-off of assets or establishment of liabilities identified in
         Section 1.1(a) of the Disclosure Schedule, (vi) any downgrade or potential downgrade of the financial strength, claims-paying ability, insurance, debt or other rating of such person or any of its Subsidiaries or (vii) any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof (including any occurrence or condition arising out of the identity of or facts relating to Buyer) (the matters described in the foregoing clauses (i) through (vii) collectively, the "Excluded Causes").

                  "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  "Preclosing Transactions" means the sale of Pilot Insurance Company and the Transferred Subs as contemplated by Section 4.15(a), the sale of Pilot Insurance Company and CGU Investment Management Canada Limited as contemplated by Section 4.7, the sale of the Life Subs as contemplated by Section 4.8, the sale of shares of Societe Generale and Munich Re contemplated by Sections 4.9(b) and 4.9(c) and the repayment of a portion of the outstanding principal amount of the Term Note with the proceeds received from the sale of Pilot as contemplated by Section 4.7, the Life Subs and the Societe Generale shares.

                  "Reference Sale Proceeds" means $856,600,000.

                  "Sales Proceeds Variance" means the amount (whether positive or negative) equal to Actual Sale Proceeds less Reference Sale Proceeds.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Subsidiary" of any person means another person at least 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or at least 50% of the equity securities of which, is owned directly or indirectly by such first person; PROVIDED, that Pilot Insurance Company, CGU Investment Management Canada Limited, CGU Life Insurance Company of America, CGU Life Insurance Company of New York and CGU Annuity Service Corporation (collectively, the "Excluded Subsidiaries") shall be deemed not to be Subsidiaries of the Company for purposes of this Agreement, other than as such term is used in Section 3.1(f) hereof, and that Convenient Property and Casualty Group, Inc. ("Convenient") and Customized Services Administrators, Incorporated shall not be considered Subsidiaries of the Company for any purpose, other than as such term is used in the definition of "Material Adverse Effect" and, with respect to Convenient, as such term is used in Section 4.1.

                  "Term Note" means the term note dated December 31, 1998 issued by the Company as issuer pursuant to a Credit Agreement dated December 31, 1998 and held as of the date hereof by CGULLC.

                  "Transferred Employee" shall mean any Employee who immediately following the Closing (i) remains employed by the Company or any Subsidiary of the Company or (ii) becomes an employee of Buyer or any affiliate of Buyer.

                  The following terms shall have the respective meanings set forth in the Section or other provision of this Agreement indicated below:


TERM                                               SECTION
----                                               -------
Additional Financing                             4.16(a)
Agreement                                        Introductory paragraph
Base Financial Statements                        3.1(f)
Buyer                                            Introductory paragraph
Buyer Common Stock                               3.2(c)
Buyer Financing                                  3.2(j)
Buyer SAP Statements                             3.2(g)
Buyer SEC Documents                              3.2(e)
CGNU                                             Introductory paragraph


                                      -5-

CGUIHL                                           Introductory paragraph
CGUIHL Shares                                    2.1
CGULLC                                           Introductory paragraph
CGULLC Shares                                    2.1
Closing                                          2.2
Closing Date                                     2.2
Company                                          Recitals
Company Investment Assets                        3.1(a)
Company SAP Statements                           3.1(g)
Competitor                                       4.13(a)
Contest                                          9.5(b)
Contest Expenses                                 9.1(a)
Contracts                                        3.1(o)
Conveyance Taxes                                 9.8
Current Treaties                                 3.1(v)
Filed Buyer SEC Documents                        3.2(g)
Financings                                       3.2(j)
Former Life Sub Employees                        5.4(b)
GAAP                                             3.1(f)
GAAP December Balance Sheet                      3.1(f)
Governmental Entity                              3.1(e)
HSR Act                                          3.1(e)
Indemnification Basket                           8.1(a)
Indemnification Cap                              8.1(a)
Indemnified Party                                8.2(a)
Indemnifying Party                               8.2(a)
Insurance Regulator                              3.1(g)
Liens                                             3.1(b)
Losses                                            8.1(a)
New York Court                                    11.7(b)
Newco                                             Introductory paragraph
Newco Financing                                   3.2(j)
Permits                                           3.1(l)
Pilot                                             4.7(a)
Pilot Shares                                      4.15(a)
Postclosing Schedule 1.1(d)                       2.5(b)
Preclosing Schedule 1.1(d)                        2.5(a)
Preclosing Transaction Tax Return                 2.5(b)
Preclosing Transactions Tax
  Adjustment                                      2.5(a)
Proxy Statement                                   4.16(c)
Purchase Price                                    2.1
Purchasers                                        4.15(a)
Quarterly SAP Statements                          3.1(g)
Restricted Business                               4.13(a)
Restricted Subsidiary                             4.13(a)
Restructuring Transactions                        4.15(c)


                                      -6-

SAP                                               3.1(g)
SAP December Balance Sheet                        3.1(g)
SEC                                               3.2(e)
Sellers                                           Recitals
Shareholder Vote                                  3.1(r)
Shares                                            3.1(b)
Tax Allocation Statement                          9.2
Tax Losses                                        9.3
Tax Referee                                       9.2
Taxes                                             3.1(k)
Termination Date                                  10.1(b)
Third Party Claim                                 8.2(a)
Trademark License                                 4.10
Transferred Cash                                  4.15(a)
Transferred Subs                                  4.15(a)
Unaudited GAAP Statements                         3.1(f)
Vote Issuance                                     3.1(r)
Voting Buyer Debt                                 3.2(c)
Voting Company Debt                               3.1(b)

                                   ARTICLE II

                             PURCHASE OF THE SHARES

                  SECTION 2.1. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, CGUIHL agrees to sell to Newco, and Newco agrees to purchase from CGUIHL, the 8,673 Shares held by CGUIHL (the "CGUIHL Shares"), and CGULLC agrees to sell to Newco, and Newco agrees to purchase from CGULLC, the 7,348 Shares held by CGULLC (the "CGULLC Shares"). The aggregate purchase price (the "Purchase Price") payable by Newco to the Sellers in connection with the purchase and sale of the Shares consists of (a) cash equal to the sum of (i) $1,960,434,000 and (ii) the Sales Proceeds Variance and (b) Holdco Notes in an aggregate principal amount of $210,000,000. CGUIHL shall receive 54.1351976% of the Purchase Price and CGULLC shall receive 45.8648024% of the Purchase Price.

                  SECTION 2.2. CLOSING. Unless this Agreement shall have been terminated pursuant to Section 10.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the purchase and sale of the Shares (the "Closing") shall take place at 10:00 a.m. on the date that is no later than the seventh Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 6.1(b), 6.1(c), 6.2(g) and 6.3(c) shall be fulfilled or waived in accordance with this Agreement, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th

Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. The actual date and time of the Closing are herein referred to as the "Closing Date."

                  SECTION 2.3. CLOSING DELIVERIES. At the Closing, (i) CGUIHL shall deliver to Newco certificates representing the CGUIHL Shares, duly endorsed in blank or with stock powers duly endorsed in blank, in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, (ii) CGULLC shall deliver to Newco certificates representing the CGULLC Shares, duly endorsed in blank or with stock powers duly endorsed in blank, in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, (iii) Newco shall pay to CGUIHL 54.1351976% of the Purchase Price, (iv) Newco shall pay to CGULLC 45.8648024% of the Purchase Price and (v) on behalf of the Company, Newco shall pay to CGULLC the then-outstanding principal amount of the Term Note, together with all accrued interest thereon to the Closing Date, in full satisfaction of the Term Note. All cash payments pursuant to this Section 2.3 shall be made by wire transfer of immediately available funds to a bank account designated at least three Business Days prior to the Closing Date by the respective payee.

                  SECTION 2.4. PURCHASE PRICE DETERMINATION. Sellers and Buyer shall jointly calculate and agree the amount of the Sales Proceeds Variance at least 10 Business Days prior to the Closing. Such amount will be used for purposes of calculation and payment of the Purchase Price at the Closing. For purposes of clause (b) of the definition of Actual Sales Proceeds, Taxes shall be calculated and adjusted as set forth in Section 2.5.

                  SECTION 2.5. PRECLOSING TRANSACTIONS TAX ADJUSTMENTS. (a) For purposes of determining the tax adjustment required to calculate the Actual Sales Proceeds (the "Preclosing Transactions Tax Adjustment"), and thus the Sales Proceeds Variance used to adjust the Purchase Price at Closing in Section 2.1, Sellers shall provide Buyer with Section 1.1(d) of the Disclosure Schedule using tax basis, Available Foreign Tax Credits and the expected market value purchase price or price amounts determined pursuant to Sections 4.7, 4.8 or 4.9, as the case may be (all such amounts estimated based on projection of such amounts as of the date of the expected relevant Preclosing Transaction date) within 60 days after the date hereof (the "Preclosing Schedule 1.1(d)"). Buyer shall have the right to review such Preclosing Schedule 1.1(d) within 10 days of receipt thereof. If after such review, Buyer disagrees with any item on the Preclosing Schedule 1.1(d), and the parties cannot agree as to the appropriate calculation thereof, the issue in dispute shall be reviewed by the Tax Referee in accordance with the terms of Section 9.2 hereof, and such Tax Referee shall make a determination within 10 days thereafter which determination shall, for purposes of this Section 2.5(a), be final. For purposes of calculating the Sales

Proceeds Variance as of the Closing Date, the Preclosing Schedule 1.1(d) and Actual Sales Proceeds amount shall be recalculated on or prior to the Closing using the final market value purchase price or price amounts determined pursuant to Sections 4.7, 4.8 or 4.9, as the case may be, if different from the expected market value purchase price or price amounts determined pursuant to Sections 4.7, 4.8 or 4.9, as the case may be, that were originally used to calculate the amounts on the Preclosing Schedule 1.1(d).

                  (b) Not more than one month after the filing of the U.S. federal consolidated tax return on which the Preclosing Transactions are reported (the "Preclosing Transaction Tax Return"), Buyer hereby agrees to provide Sellers with Section 1.1(d) of the Disclosure Schedule recalculated by using (i) the tax basis amount actually used on the Preclosing Transaction Tax Return if different from the estimated tax basis amount used to calculate
Section 1.1(d) of the Disclosure Schedule, (ii) the final market value purchase price or price amounts determined pursuant to Sections 4.7, 4.8 or 4.9, as the case may be, unless a determination has been made that such values are materially incorrect, and (iii) the Available Foreign Tax Credits amount unless a determination has been made that such amount has been calculated incorrectly and the amount so calculated is materially incorrect (the "Postclosing Schedule 1.1(d)"). Sellers shall have the right to review such Postclosing Schedule 1.1(d) within 30 days of receipt thereof. If the amounts in (ii) and (iii) above are materially incorrect or if after review by Sellers, Sellers disagree with any item on the Postclosing Schedule 1.1(d), and the parties cannot agree as to the appropriate calculation thereof, the issue in dispute shall be reviewed by the Tax Referee in accordance with the terms of Section 9.2 hereof, and such Tax Referee shall make a determination within 30 days thereafter which determination shall, for purposes of this Section 2.5(b), be final.

                  (c) After the parties have agreed that the Postclosing
Schedule 1.1(d) is correct or the Tax Referee has made its determination in respect thereof, (i) to the extent that the amount of Taxes on the Postclosing
Schedule 1.1(d) exceeds the amount of Taxes used to determine the Actual Sales Proceeds and thus Sales Proceeds Variance, Sellers shall pay such excess to Buyer within the later of 3 Business Days after the parties agree to the amounts on the Postclosing Schedule 1.1(d) or 3 Business Days after the Tax Referee has made its final determination, or (ii) to the extent that the amount of Taxes used to determine the Actual Sales Proceeds and thus the Sales Proceeds Variance exceeds the amount of Taxes set forth on the Postclosing Schedule 1.1(d), Buyer shall pay such excess to Sellers on the date that such Postclosing Schedule 1.1(d) is provided to Sellers, or within the later of 3 Business Days after the parties agree to the amounts on the Postclosing Schedule 1.1(d) or 3 Business Days after the Tax Referee has made its final determination.

                  (d) Each party shall make additional payments to the other as appropriate in the event that any amount used to calculate the amount of Taxes set forth on the Postclosing Schedule 1.1(d) is adjusted pursuant to any subsequent Tax audit or similar proceeding.

                  (e) Buyer agrees to (i) take or cause to be taken all reasonable actions to mitigate the reduction or loss of Available Foreign Tax Credits, and (ii) consult with Sellers in connection with the defense of any amount set forth on the Postclosing Schedule 1.1(d).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF CGNU AND SELLERS. CGNU and Sellers jointly and severally represent and warrant to Buyer and Newco as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Material Adverse Effect on the Company.

                  (b) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of (i) 100,000 shares of Common Stock and (ii) 6,000 shares of preferred stock. 16,021 shares of Common Stock (the "Shares") are issued and outstanding. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Shares may vote ("Voting Company Debt"). Except as disclosed in Section 3.1(c) of the Disclosure Schedule, there are not any options, warrants, rights, convertible or exchangeable securities, phantom stock units, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, commitment, contract, arrangement or undertaking or (iii) which provides the economic equivalent of an equity ownership interest in the Company or the applicable Subsidiary of the Company. CGUIHL is the record and beneficial owner of the CGUIHL Shares, and CGULLC is the record and beneficial owner of the CGULLC Shares, in each case, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind (collectively, "Liens"). There are no restrictions upon the voting, dividend rights or transfer of any shares of Common Stock pursuant to the Company's Certificate of Incorporation or By-laws or any agreement to which CGNU, either Seller or the Company is a party. Assuming Newco has the requisite power and authority to be the lawful owner of the Shares, upon delivery of and payment for the Shares at the Closing as herein provided, good and valid title to the Shares will pass to Newco, free and clear of all Liens, other than any Liens arising from acts of Newco. As of the date hereof, the sum of the outstanding aggregate principal amount of the Term Note and accrued and unpaid interest thereon is $1,134,756,945. Sellers have delivered to Buyer a true and complete copy of the Term Note.

                  (c) SUBSIDIARIES. Section 3.1(c) of the Disclosure Schedule lists each Subsidiary of the Company and the record owner of all of the outstanding shares of capital stock of such Subsidiary and each Excluded Subsidiary. Except as disclosed in Section 3.1(c) of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more such Subsidiaries, free and clear of all Liens. Except for the Subsidiaries of the Company and as disclosed in
Section 3.1(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns 10% or more of the outstanding equity interests of any insurance company. The Company and its Subsidiaries own an aggregate of 447,294 shares of Munich Re and 2,273,812 shares of Societe Generale.

                  (d) AUTHORITY. CGNU is a company duly incorporated, validly existing and in good standing under the laws of England and Wales. CGUIHL is a corporation duly incorporated, validly existing and in good standing under the laws of Luxembourg.

CGULLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of CGNU and CGUIHL has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. CGULLC has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CGNU and each Seller and the consummation by CGNU and each Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of CGNU and such Seller. This Agreement has been duly executed and delivered by CGNU and each Seller and, assuming this Agreement constitutes the valid and binding agreement of Buyer, Holdco and Newco, constitutes a valid and binding obligation of CGNU and each Seller, enforceable against CGNU and each Seller in accordance with its terms.

                  (e) NONCONTRAVENTION; CONSENTS. Except as disclosed in Section 3.1(e) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the performance by CGNU, each Seller and the Company of their respective obligations hereunder will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Company or the comparable documents of any of its Subsidiaries, any Excluded Subsidiary, CGNU or either Seller, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under, or result in the creation of any Lien on the Shares or any property or asset of CGNU, either Seller, the Company, any of its Subsidiaries or any Excluded Subsidiary under, any agreement, permit, license, instrument, contract or other legally binding arrangement to which CGNU, either Seller, the Company, any of its Subsidiaries or any Excluded Subsidiary is a party or by which the Shares or any of their respective properties or assets is bound or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, rule, regulation, order, judgment, injunction or award applicable to CGNU, either Seller, the Company, any of its Subsidiaries or any Excluded Subsidiary or the Shares or their respective properties or assets, which, in the case of clauses
(ii) and (iii) above, would have a Material Adverse Effect on the Company. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to CGNU, any of its affiliates, either Seller, the Company or any of its Subsidiaries or any Excluded Subsidiary in connection with the execution and delivery of this Agreement by CGNU or either Seller, the consummation by CGNU, either Seller or the Company of the transactions contemplated hereby, or the performance by CGNU, either Seller or the Company of their respective obligations hereunder except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the approvals, filings and notices required under the insurance laws of the jurisdictions set forth in Section 3.1(e) of the Disclosure Schedule, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(e) of the Disclosure Schedule and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which would not have a Material Adverse Effect on the Company. Section 3.1(e) of the Disclosure Schedule lists each state, if any, in which any Insurance Subsidiary is commercially domiciled.

                  (f) GAAP FINANCIAL STATEMENTS. Sellers have previously delivered to Buyer copies of (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 (the "GAAP December Balance Sheet") and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, together with the notes to such financial statements (together with the GAAP December Balance Sheet, the "Base Financial Statements") and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of each of March 31, 2000 and June 30, 2000 and the related consolidated statements of income, stockholders' equity and cash flows for the periods then ended (the "Unaudited GAAP Statements"). Except as set forth in the notes thereto, the foregoing financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the Unaudited GAAP Statements, to the absence of footnotes and to normal recurring year-end adjustments).

                  (g) SAP FINANCIAL STATEMENTS. Sellers have previously delivered to Buyer copies of (i) the balance sheet of each Insurance Subsidiary as of December 31, 1999 (the "SAP December Balance Sheet") and the related statement of operations and statement of cash flows for the year then ended, together with the notes thereto and (ii) the balance sheets of each Insurance Subsidiary as of each of March 31, 2000 and June 30, 2000 and the related statements of operations and statement of cash flows for the periods then ended (the "Quarterly SAP Statements"), in each case as filed with the Governmental Entity charged with supervision of insurance companies of such subsidiary's jurisdiction of domicile (the "Insurance Regulator"). Except as set forth in the notes thereto, the foregoing financial statements (the "Company SAP Statements") were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable Insurance Regulator applied on a consistent basis ("SAP") and presented fairly in all material respects the statutory financial condition of the applicable Insurance Subsidiary at their respective dates and the results of operations and cash flows of such Insurance Subsidiary for each of the periods then ended (subject, in the case of the Quarterly SAP Statements, to normal recurring year-end adjustments). The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable Insurance Regulator or any other Governmental Entity. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by PricewaterhouseCoopers, and Sellers have delivered to Buyer true and complete copies of all audit opinions related thereto.

                  (h) NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company or any Subsidiary of any kind that would be required to be reflected on (x) a balance sheet (or in the notes thereto) prepared in accordance with GAAP or (y) a balance sheet (or in the notes thereto) prepared in accordance with SAP, other than (i) liabilities provided for on or disclosed in (1) the GAAP December Balance Sheet or in the notes thereto, (2) the balance sheets included in the Unaudited GAAP Statements or in the notes thereto, (3) the SAP December Balance Sheet or in the notes thereto or (4) the balance sheets included in the Quarterly SAP Statements or in the notes thereto, (ii) liabilities disclosed in this Agreement (including Section 3.1(h) or any other Section of the Disclosure Schedule), (iii) liabilities for losses and loss adjustment expenses arising under policies or contracts of insurance or reinsurance written or assumed by an Insurance Subsidiary, (iv) liabilities incurred in the ordinary course of business since December 31, 1999 and not in violation of this Agreement, (v) other liabilities incurred since December 31, 1999 that would not reasonably be expected to have a Material Adverse Effect on the Company and (vi) liabilities for Taxes for periods in respect of which CGNU and Sellers are obligated to indemnify Buyer under Section 9.1.

                  (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.1(i) of the Disclosure Schedule, since December 31, 1999, the Company and its Subsidiaries have conducted their business in the ordinary course (except for the transactions contemplated hereby and related actions) and there has not occurred (i) any event or change having or that would reasonably be expected to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required after the date hereof by law or regulation or by a change in applicable accounting principles or (iv) any material change in underwriting, billing, claims adjustment, investment or reinsurance methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required after the date hereof by law or regulation.

                  (j) BENEFIT PLANS. (i) Each material written Company Employee Benefit Plan is listed in Section 3.1(j) of the Disclosure Schedule. Each Company Employee Benefit Plan is in substantial compliance with all applicable laws and has been administered and operated in all material respects in accordance with its terms, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (ii) Each Company Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and, to the Knowledge of Sellers, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of such qualified status.

                  (iii) Full payment has been made of all amounts so required under the terms of the Company Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due).

                  (iv) No Company Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                  (v) Except as disclosed in Section 3.1(j) of the Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries or any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code or Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Company Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to
Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Sections 4971 through 4980E of the Code, in each case, which would have a Material Adverse Effect on the Company.

                  (vi) Except as disclosed in Section 3.1(j) of the Disclosure Schedule, the Company has not maintained any Company Employee Benefit Plan (other than a Company Employee Benefit Plan which is intended to be "qualified" within the meaning of Section

401(a) of the Code) which provides benefits with respect to Employees or former employees following their termination of service with the Company (other than as required pursuant to COBRA). Each Company Employee Benefit Plan subject to the requirements of COBRA has been operated in substantial compliance with the provisions of COBRA and the applicable regulations thereunder, except where the failure to so comply would not have a Material Adverse Effect on the Company.

                  (vii) During the 3 years ending on the date of this Agreement, except as disclosed in Section 3.1(j) of the Disclosure Schedule, no Company Employee Benefit Plan that is subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA.

                  (viii) The "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Company Employee Benefit Plan subject to Title IV of ERISA.

                  (ix) No notice of "reportable event" (within the meaning of section 4043 of ERISA) for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any Company Employee Benefit Plan within the twelve months ending on the date of this Agreement.

                  (x) With respect to each "multiemployer plan" (as defined in Section 3(37) of ERISA, (i) no withdrawal liability has been incurred by the Seller or the Company, and neither Seller nor the Company has reason to believe that any such liability will be incurred, prior to the Closing Date, (ii) no such plan is in "reorganization" (within the meaning of Section 4241 of ERISA),
(iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or the plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA),
(iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the plan, (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA, and (vi) except as disclosed in Section 3.1(j) of the Disclosure Schedule, if the Company were to have a complete or partial withdrawal under Sections 4203 or 4205 of ERISA as of the Closing, no obligation to pay withdrawal liability would exist on the part of the Company.

                  (xi) Except as disclosed in Section 3.1(j) of the Disclosure Schedule or as previously disclosed to Buyer, no benefit under any Company Employee Benefit Plan, including any severance or parachute or similar or other plan or agreement, will be established, be increased, or become accelerated, vested or payable, by reason of the execution and delivery of this Agreement or any transactions contemplated under this Agreement, and no amount payable or benefit provided under any Company Employee Benefit Plan will fail to be deductible by reason of Section 280G of the Code.

                  (xii) No tax has been incurred under Section 511 of the Code with respect to any Company Employee Benefit Plan (or trust or other funding vehicle pursuant thereto).

                  (k) TAXES. Except as disclosed in Section 3.1(k) of the Disclosure Schedule and except as would not have a Material Adverse Effect on the Company:

                  (i) The Company and each of its Subsidiaries has timely filed all of its Tax returns and reports and all other Tax returns and reports required to be filed by it and all such returns and reports are true and complete. The Company and each of its Subsidiaries have timely paid all Taxes due with respect to the Taxable periods covered by such returns and reports and all other Taxes, and the financial statements reflect an adequate reserve for all Taxes payable by the Company and each of its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements.

                  (ii) No Tax return or report of the Company or any of its Subsidiaries is under audit or examination by any Taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries. The relevant statute of limitations is closed with respect to all United States Federal Tax returns of the Company and each of its Subsidiaries.

                  (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any Taxes has been executed or filed with any Taxing authority.

                  (iv) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and Liens for Taxes that the Company or any of its Subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

                  (v) None of the Company or any of its Subsidiaries is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing authority).

                  (vi) None of the Company or any of its Subsidiaries has been a member of a group of companies during a period for which such group filed a Tax return or report on an affiliated, combined, consolidated or unitary basis other than a group of which the Company or any existing direct or indirect Subsidiary of the Company is the common parent, and none of the Company or any of its Subsidiaries has any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or comparable provisions of foreign, state or local law), as a transferee or successor, by contract or otherwise.

                  (vii) None of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                  (viii) The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign federal laws or any state or local laws, domestic or foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  (ix) (A) No person has filed with respect to the Company or any of its Subsidiaries, or with respect to any property held by the Company or any of its Subsidiaries, any consent under Section 341 of the Code, (B) no property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (C) neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982, and (D) none of the assets of the Company or any of its Subsidiaries is subject to a lease under Section 7701(h) of the Code or under any predecessor thereto.

                  (x) None of the Company or any of its Subsidiaries was, at any time during a period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (xi) No notice of a claim or pending investigation has been received or, to the Knowledge of Sellers, has been threatened by any domestic or foreign (whether national, federal, state, provincial or otherwise) jurisdiction with which the Company or any of its Subsidiaries does not currently file Tax returns, alleging that the Company or such Subsidiary has a duty to file Tax returns and pay Taxes or is otherwise subject to the Taxing authority of such jurisdiction, nor does either Seller have any Knowledge that the Company or any of its Subsidiaries has received any written notice or questionnaire from any such jurisdiction that asserts that the Company or such Subsidiary may have a duty to file such Tax returns and pay such Taxes.

                  (xii) As used in this Agreement, "Taxes" shall include all domestic and foreign (whether national, federal, state, provincial, local or otherwise) income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto.

                  (l) COMPLIANCE WITH APPLICABLE LAWS. The Company and each of its Subsidiaries has in full force and effect all Federal, state, local and foreign governmental approvals, authorizations, consents, licenses, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except for failures of Permits to be in full force and effect which would not have a Material Adverse Effect on the Company. Except as disclosed in Section 3.1(l) of the Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable statutes, laws, rules, regulations and orders of any Governmental Entity, except for such noncompliance which would not have a Material Adverse Effect on the Company. Except as disclosed in Section 3.1(l) of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Company, no investigation, examination or review of any Insurance Subsidiary other than in the ordinary course of business by any Governmental Entity is pending nor has any Governmental Entity indicated in writing an intention to conduct the same.

                  (m) LITIGATION. Except as disclosed in Section 3.1(m) of the Disclosure Schedule, there is no suit, action, proceeding or arbitration (excluding those relating to policies or contracts of insurance or reinsurance written or assumed by any Insurance Subsidiary) pending or threatened in writing against or affecting the Company or any of its Subsidiaries that seeks (i) (x) unspecified damages and that would reasonably be expected to result in damages of more than $1,000,000 or (y) damages of more than $1,000,000 or (ii) material injunctive relief. Except as disclosed in Section 3.1(m) of the Disclosure Schedule, there is no judgment, decree, injunction or order (excluding those relating to policies or contracts of insurance or reinsurance written or assumed by any Insurance Subsidiary) of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which would reasonably be expected to have, a Material Adverse Effect on the Company. As of the date of this Agreement, there is no suit, action, proceeding or arbitration pending or threatened in writing against or affecting CGNU or any affiliate of CGNU that
(i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) is reasonably likely to materially impair the ability of CGNU, either Seller or the Company to consummate any of the transactions contemplated by this Agreement.

                  (n) RESERVES. Except as set forth in Section 3.1(n) of the Disclosure Schedule, Sellers have delivered to Buyer true and complete copies of all actuarial reports prepared by any unaffiliated third party since December 31, 1997 on behalf and at the request of CGNU, either Seller, the Company or any Insurance Subsidiary that are in the possession of CGNU, Sellers, the Company or any of its Subsidiaries relating to the loss and loss adjustment expense reserves of any of the Insurance Subsidiaries. Notwithstanding any other provision of this Agreement (including Sections 3.1(f), (g) and (h) or any other provision of this Section 3.1), Sellers are not making any representations, express or implied, in or pursuant to this Agreement (x) concerning the reserves for losses, loss adjustment expenses or uncollectible reinsurance, or the reinsurance recoverable asset, of the Company or any of the Insurance Subsidiaries, including (i) whether such reserves are adequate or sufficient or whether such asset is collectible or (ii) whether such reserves or asset were determined in accordance with any actuarial, statutory or other standard, or (y) concerning any financial statement "line item" or asset, liability or equity amount to the extent affected by any of the matters referred to in the preceding clause (x).

                  (o) CONTRACTS. Section 3.1(o) of the Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all contracts to which the Company or any Subsidiary is a party (excluding any policy or contract of insurance or reinsurance written, assumed or ceded) or by which any of their respective assets are bound which (i) contain obligations of the Company or any Subsidiary in excess of $500,000, (ii) are otherwise material to the business of the Company and the Subsidiaries taken as a whole or (iii) prohibit or restrict the Company or any of its Subsidiaries from engaging in any business activity in any geographic area, line of business or otherwise in competition with any other person (collectively, the "Contracts"). None of Sellers, the Company or any Subsidiary has received written notice of cancellation of, or the intention of any party to cancel, any Contract, the cancellation of which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in Section 3.1(o) of the Disclosure Schedule, all Contracts required to be listed in the Disclosure Schedule are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms. Except as disclosed in Section 3.1(o) of the Disclosure Schedule, the Company or the applicable Subsidiary has performed all material obligations required to be performed by it to date under the Contracts, and it is not (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereof and, to the Knowledge of Sellers, no other party to any Contract is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder.

                  (p) INSURANCE REGULATORY MATTERS. The Company has delivered to Buyer copies of all financial examination reports of applicable Insurance Regulators with respect to any Insurance Subsidiary which have been issued since January 1, 1997. Except as disclosed in Section 3.1(p) of the Disclosure Schedule, no material violations have been asserted in writing by any Insurance Regulator against any Insurance Subsidiary, other than any violation which has been cured or otherwise resolved to the satisfaction of such Insurance Regulator or which is no longer being pursued by such Insurance Regulator following a response by the relevant Insurance Subsidiary. Each Insurance Subsidiary satisfies in all material respects all applicable requirements for the renewal of its license to transact insurance business in each jurisdiction in which it is currently authorized to transact insurance business.

                  (q) BROKERS. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Sellers, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CGNU, either Seller or the Company.

                  (r) PURCHASE NOT FOR DISTRIBUTION. The Holdco Note to be acquired under the terms of this Agreement will be acquired by each Seller for its own account and not with a view to distribution. Sellers will not resell, transfer, assign or distribute the Holdco Note, except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

                  (s) FINANCIAL RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar financial risk management arrangements, if any, whether entered into for the Company's own account, or for the account of one or more of its Subsidiaries, were entered into (i) in accordance with the Company's regular business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them, if any, constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms, and is in full force and effect.

                  (t) CORPORATE RECORDS. Sellers have made available to Buyer complete copies of the Certificates of Incorporation, By-laws and minute books since January 1, 1990 of meetings of stockholders, the Boards of Directors and committees of the Boards of Directors of the Company and each of its Subsidiaries.

                  (u) COMPANY INVESTMENT ASSETS. CGNU has made available to Buyer a true and complete list of all Company Investment Assets (as defined below) as of August 31, 2000, with information included therein as to the cost of each such Company Investment Asset and the market value thereof as of August 31, 2000. Except as disclosed in Section 3.1(u) of the Disclosure Schedule or as a result of any statutory deposit, the Company or a Subsidiary of the Company has good and marketable title to all Company Investment Assets, free and clear of any Lien. Except as disclosed in Section 3.1(u) of the Disclosure Schedule, as of the date hereof, none of the Company Investment Assets is in default in the payment of principal or interest or dividends or, to the Knowledge of Sellers, permanently impaired to any extent. For purposes of this Agreement, "Company Investment Assets" means all marketable fixed income securities, common stock and preferred stock held in the investment portfolios of the Insurance Subsidiaries.

                  (v) REINSURANCE. Sellers have made available to Buyer a complete list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, under which any Insurance Subsidiary is currently ceding new and renewal business (the "Current Treaties"). All Current Treaties are valid and binding in accordance with their terms and are in full force and effect. Except as disclosed in Section 3.1(v) of the Disclosure Schedule, neither the Company nor any Insurance Subsidiary, nor, to the Knowledge of Sellers, any other party to a Current Treaty is in default as to any provision thereof, and, to the Knowledge of Sellers, no condition exists that, with or without notice or lapse of time or both, would constitute a default thereunder.

                  (w) TRANSACTIONS WITH AFFILIATES. From May 31, 2000 to the date of this Agreement, neither the Company nor any of its

Subsidiaries has sold, leased or otherwise transferred any property or assets to, or purchased, leased or acquired any property or assets from, or otherwise engaged in any transactions with, any of its affiliates, other than (A) transactions that were at prices and on terms and conditions not less favorable to the Company or the applicable Subsidiary of the Company than could be obtained on an arm's length basis from unrelated third parties, (B) transactions between or among the Company and its Subsidiaries not involving any other affiliate or (C) transactions set forth on Section 4.9 of the Disclosure Schedule.

                  (x) OWNED REAL ESTATE. Section 3.1(x) of the Disclosure Schedule sets forth a list of all real property owned by the Company or any Subsidiary. Except as disclosed in Section 3.1(x) of the Disclosure Schedule, the Company or one or more of its Subsidiaries has good and marketable title to such real property, free and clear of all Liens, other than Liens or defects in title that do not materially detract from the values of such properties or materially interfere with the present uses thereof.

                  SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF BUYER AND NEWCO. Buyer and Newco jointly and severally represent and warrant to CGNU and Sellers as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. Buyer and each Subsidiary of Buyer (including Holdco and Newco) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Buyer and each Subsidiary of Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have a Material Adverse Effect on Buyer. Other than in connection with the transactions contemplated hereby, neither Holdco nor Newco has heretofore conducted any business or entered into any agreements or arrangements nor is it subject to any obligations or liabilities of any kind.

                  (b) AUTHORITY; NONCONTRAVENTION. Buyer, Holdco and Newco each has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Buyer, Holdco and Newco and the consummation by each of Buyer, Holdco and Newco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer, Holdco and Newco. Except as described in Section 3.2(r) with respect to Buyer, no action by the stockholders of Buyer, Holdco or Newco is necessary to authorize the execution and delivery by Buyer, Holdco or Newco of this Agreement and the consummation by Buyer, Holdco and Newco of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, Holdco and Newco and, assuming this Agreement constitutes the valid and binding agreement of CGNU and Sellers, constitutes a valid and binding obligation of each of Buyer, Holdco and Newco, enforceable against such party in accordance with its terms. Holdco has the requisite power and authority to execute, deliver and perform its obligations under the Holdco Note. Except as disclosed in Section 3.2(b) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the performance by Buyer, Holdco and Newco of their respective obligations hereunder will not, (i) conflict with any of the provisions of the Certificate of Incorporation or the By-laws or comparable documents of Buyer or any of its Subsidiaries, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under, or result in the creation of any Lien on any property or asset of Buyer or any of its Subsidiaries under, any agreement, permit, license, instrument, contract or other legally binding arrangement to which Buyer or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, rule, regulation, order, judgment, injunction or award applicable to Buyer or any of its Subsidiaries or their respective properties or assets, which, in the case of clauses (ii) and (iii) above, would have a Material Adverse Effect on Buyer or materially impair the ability of Buyer, Holdco or Newco to consummate any of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Buyer or any of its affiliates (including Holdco and Newco) in connection with the execution and delivery of this Agreement by Buyer, Holdco and Newco, the consummation by Buyer, Holdco and Newco of any of the transactions contemplated hereby, or the performance by Buyer, Holdco and Newco of their respective obligations hereunder, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the approvals, filings and notices required under the insurance laws of the jurisdictions set forth in Section 3.2(b) of the Disclosure Schedule, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b) of the Disclosure Schedule and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Material Adverse Effect on Buyer or materially impair the ability of Buyer, Holdco or Newco to consummate any of the transactions contemplated hereby.

                  (c) CAPITAL STRUCTURE. The authorized capital stock of Buyer consists of (i) 50,000,000 common shares, par value $1.00 per share ("Buyer Common Stock"), and (ii) 20,000,000 preference shares. As of the date hereof, 5,880,115 shares of Buyer Common Stock are issued and outstanding, 81,000 shares of Buyer Common Stock were subject to employee stock options and 462,400 shares of Buyer Common Stock were reserved for issuance pursuant to Buyer Employee Benefit Plans. Except as set forth above, as of the date hereof no shares of capital stock or other equity securities of Buyer are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Buyer are, and any shares of Buyer Common Stock issued upon settlement of the Holdco Note will be at the time of issuance, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Buyer Common Stock may vote ("Voting Buyer Debt"). Except as set forth above or as disclosed in Section 3.2(c) of the Disclosure Schedule, as of the date hereof there are not any options, warrants, rights, convertible or exchangeable securities, commitments, contracts, arrangements or undertakings of any kind to which Buyer or any Subsidiary is a party or by which any of them is bound (i) obligating Buyer or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Buyer or of any Subsidiary or any Voting Buyer Debt or
(ii) obligating Buyer or any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking. Except as disclosed in Section 3.2(c) of the Disclosure Schedule, there are no restrictions upon the voting, dividend rights or transfer of any shares of Buyer Common Stock pursuant to Buyer's organizational documents or any agreement to which Buyer is a party. The Holdco Note has been duly authorized by Holdco and, when executed, issued and delivered to Sellers as contemplated by this Agreement, will constitute the valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms.

                  (d) SUBSIDIARIES. Section 3.2(d) of the Disclosure Schedule lists each Subsidiary of Buyer. Except as disclosed in Section 3.2(d) of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary of Buyer have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Buyer, by one or more Subsidiaries of Buyer or by Buyer and one or more such Subsidiaries, free and clear of all Liens.

                  (e) SEC DOCUMENTS; GAAP FINANCIAL STATEMENTS. Buyer has filed all required reports, schedules, forms, statements and other documents with the U.S. Securities and Exchange Commission (the "SEC") since January 1, 1999 (the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments). Except to the extent that information contained in any Filed Buyer SEC Document has been revised or superseded by a later Filed Buyer SEC Document, as of the date hereof none of the Filed Buyer SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) SAP FINANCIAL STATEMENTS. Buyer has previously made available to Seller (i) the balance sheet of each Buyer Insurance Subsidiary as of December 31, 1999 and the related statement of operations and statement of cash flows for the year then ended and (ii) the balance sheets of each Buyer Insurance Subsidiary as of March 31, 2000 and June 30, 2000 and the related statements of operations and statement of cash flows for the periods then ended, in each case as filed with the applicable Insurance Regulator. Except as set forth in the notes thereto, the foregoing financial statements (the "Buyer SAP Statements") were prepared in conformity with SAP and presented fairly in all material respects the statutory financial condition of the applicable Buyer Insurance Subsidiary at their respective dates and the results of operations and cash flows of the applicable Buyer Insurance Subsidiary for each of the periods then ended (subject, in the case of the quarterly statements, to normal recurring year-end adjustments). The annual statutory balance sheets and income statements included in the Buyer SAP Statements have been audited by PricewaterhouseCoopers and Buyer has made available to Sellers true and complete copies of all audit opinions related thereto.

                  (g) NO UNDISCLOSED LIABILITIES. There are no liabilities of Buyer or any Subsidiary of any kind that would be required to be reflected on a balance sheet (or in the notes thereto) prepared in accordance with GAAP, other than (i) liabilities provided for on the GAAP balance sheet of Buyer as of December 31, 1999 as included in the Buyer SEC Documents filed prior to the date hereof (the "Filed Buyer SEC Documents") or in the notes thereto, (ii) liabilities disclosed in this Agreement (including the Disclosure Schedule),
(iii) liabilities incurred in the ordinary course of business since December 31, 1999 and (iv) other liabilities incurred since December 31, 1999 that would not reasonably be expected to have a Material Adverse Effect on Buyer.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.2(h) of the Disclosure Schedule or in the Filed Buyer SEC Documents, since December 31, 1999, Buyer and its Subsidiaries have conducted their business in the ordinary course (except for the transactions contemplated hereby and related actions) and there has not occurred any event or change having or that would reasonably be expected to have a Material Adverse Effect on Buyer.

                  (i) BENEFIT PLANS. (i) Each Buyer Employee Benefit Plan is in substantial compliance with all applicable laws and has been administered and operated in all material respects in accordance with its terms, except where the failure to do so would not result in a Material Adverse Effect on Buyer.

                  (ii) Neither Buyer nor any of Buyer's Subsidiaries or any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code or Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Buyer Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to
Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Sections 4971 through 4980E of the Code, in each case, which would have a Material Adverse Effect on Buyer.

                  (iii) Except as disclosed in Section 3.2(i) of the Disclosure Schedule, Buyer has not maintained any Buyer Employee Benefit Plan (other than a Buyer Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides benefits with respect to employees or former employees following their termination of service with

Buyer (other than as required pursuant to COBRA). Each Buyer Employee Benefit Plan subject to the requirements of COBRA has been operated in substantial compliance with the provisions of COBRA and the applicable regulations thereunder, except where the failure to so comply would not have a Material Adverse Effect on Buyer.

                  (iv) No Buyer Employee Benefit Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA) and Buyer has not been obligated to contribute to, and has not otherwise employed, individuals covered under, any multiemployer plan.

                  (v) Neither Buyer nor any of its Subsidiaries has any liability with respect to any Buyer Employee Benefit Plan other than liabilities
(i) that are reflected on the most recent audited balance sheet of Buyer included in the Buyer SEC Documents or (ii) that would not reasonably be expected to have a Material Adverse Effect on Buyer.

                  (j) COMMITMENTS. CGNU and Sellers have been provided by (i) Newco a true, correct and complete copy of the financing commitment to Newco described in Section 3.2(j) of the Disclosure Schedule (the "Newco Financing"),
(ii) Holdco a true, correct and complete copy of the financing commitment to Holdco described in Section 3.2(j) of the Disclosure Schedule (the "Holdco Financing") and (iii) Buyer a true, correct and complete copy of the financing commitment to Buyer described in Section 3.2(j) of the Disclosure Schedule (the "Buyer Financing" and, together with the Newco Financing and the Holdco Financing, the "Financings"). The Financings, together with available cash of Newco, Holdco, Buyer and the Company (after giving effect to the Preclosing Transactions, the Restructuring Transactions and the payment of not less than $378 million of dividends to the Company during the period from January 1, 2000 to the earlier of (x) December 31, 2000 and (y) the Closing Date and assuming the representation made by CGNU and Sellers in the last two sentences of Section 3.1(b) is true) and the Holdco Note, are sufficient, subject to the satisfaction of the conditions of the Financings, to provide the funds required by Newco to pay the Purchase Price hereunder, to repay in full the outstanding principal and interest on the Term Note and to pay all fees and expenses required to be paid by Newco, Holdco or Buyer in connection with the transactions contemplated by this Agreement. The consummation of the Financings will not require Shareholder Approval.

                  (k) COMPLIANCE WITH APPLICABLE LAWS. Buyer and each of its Subsidiaries has in full force and effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except for failures of Permits to be in full force and effect which would not have a Material Adverse Effect on Buyer. Except as disclosed in Section 3.2(k) of the Disclosure Schedule, Buyer and its Subsidiaries are in compliance with all applicable statutes, laws, rules, regulations and orders of any Governmental Entity, except for such noncompliance which would not have a Material Adverse Effect on Buyer.

                  (l) INSURANCE REGULATORY MATTERS. Buyer has made available to Sellers copies of all financial examination reports of applicable Insurance Regulators with respect to any Buyer Insurance Subsidiary which have been issued since January 1, 1997.

                  (m) PURCHASE NOT FOR DISTRIBUTION. The Shares to be acquired under the terms of this Agreement will be acquired by Newco for its own account and not with a view to distribution. Newco will not resell, transfer, assign or distribute the Shares, except in compliance with the registration requirements of the Securities Act, or pursuant to an available exemption therefrom.

                  (n) LITIGATION. Except as disclosed in Section 3.2(n) of the Disclosure Schedule, there is no suit, action, proceeding or arbitration (excluding those relating to policies or contracts of insurance or reinsurance written or assumed by any Buyer Insurance Subsidiary) pending or threatened in writing against or affecting Buyer or any of its Subsidiaries that seeks (i) (x) unspecified damages and that would reasonably be expected to result in damages of more than $1,000,000 or (y) damages of more than $1,000,000 or (ii) material injunctive relief. Except as disclosed in Section 3.1(n) of the Disclosure Schedule, there is no judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Buyer or any of its Subsidiaries having, or which would reasonably be expected to have, a Material Adverse Effect on Buyer. As of the date of this Agreement, there is no suit, action, proceeding or arbitration pending or threatened in writing against or affecting Buyer or any affiliate of Buyer that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) is reasonably likely to materially impair the ability of Buyer or Newco to consummate any of the transactions contemplated by this Agreement

                  (o) BROKERS. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, Holdco or Newco.

                  (p) CORPORATE RECORDS. Buyer has made available to Sellers complete copies of the Certificates of Incorporation, By-laws or comparable documents of Buyer and its Subsidiaries.

                  (q) VOTING REQUIREMENTS. If, and only in the event that, in connection with the transactions contemplated hereby, Buyer or any of its Subsidiaries, individually or in the aggregate, would issue Buyer Common Stock, or any security convertible into or exchangeable, exercisable or redeemable for Buyer Common Stock, in such amount such that shareholder approval under Paragraph 312.03(c) of the New York Stock Exchange Listed Company Manual (or any successor provision) would be required (a "Vote Issuance"), then shareholder approval of such issuance will be required under such Paragraph (or such successor provision). As used herein, "Shareholder Approval" shall refer to approval of a Vote Issuance pursuant to and in accordance with the provisions of the foregoing Paragraph of the New York Stock Exchange Listed Company Manual. Any such Shareholder Approval would require the affirmative vote of a majority of the votes cast by the holders of the shares of Buyer Common Stock entitled to vote thereon at the meeting of holders of Buyer Common Stock held for such purpose. Prior to the date of any such meeting of holders of Buyer Common Stock, John J. Byrne will grant to the Board of Directors of Buyer a proxy, which will not be revoked prior to the date of such meeting and will be in full force and effect at the time of such meeting, with respect to voting any shares of Buyer Common Stock beneficially owned by Mr. Byrne in excess of 19.9% of the issued and outstanding shares of Buyer Common Stock.


                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.1. CONDUCT OF BUSINESS. (a) Except as expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Closing Date, CGNU and Sellers shall cause the Company and its Subsidiaries to carry on their respective businesses only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact their current business organizations and their material relationships with agents, insureds and others having business dealings with them, keep available the services of their current employees and maintain their material rights and franchises. Without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, except as set forth in Section 4.1 of the Disclosure Schedule or as expressly contemplated or permitted by this Agreement, CGNU and Sellers shall not permit the Company or any of its Subsidiaries to, without the prior consent of Buyer, which consent shall not be unreasonably withheld with respect to any matter described in clause (xiii) and, to the extent relating to a matter described in such clause, in clause (xvii) below:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire, or securities convertible into or redeemable for, any such shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or redeemable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents or amend the Term Note;

                  (iv) except as set forth on Section 4.1 of the Disclosure Schedule, acquire any corporation, partnership, joint venture, association or other business organization or division thereof, or a substantial portion of the assets of any of the foregoing (including by way of reinsurance);

                  (v) (A) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, except in the ordinary course of business consistent with past practice (but not for any Excluded Subsidiary) or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or to any direct or indirect wholly owned Subsidiary of the Company (other than any Excluded Subsidiary) and loans and advances to agents and employees in the ordinary course of business consistent with past practice and other than as to such matters related to the investment portfolio of the Company or any Subsidiary in the ordinary course of business consistent with past practice;

                  (vi) make any Tax election or settle or compromise any income Tax liability unless such election, settlement or compromise (x) is required by law and is supported by an opinion of counsel or (y) is in the ordinary course of business consistent with past practice;

                  (vii) make any change in accounting methods, principles or practices used by the Company or any of its Subsidiaries, except insofar as may be required by law or regulation or by a change in applicable accounting principles;

                  (viii) other than as previously disclosed to Buyer, adopt or amend any Employee Benefit Plan (or any plan that would be a Employee Benefit Plan if adopted) or enter into, adopt, extend, renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except in each case as required by applicable law;

                  (ix) grant to any officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements;

                  (x) cancel any indebtedness for borrowed money owed to the Company or any of its Subsidiaries or, other than in the ordinary course of business consistent with past practice, waive any claims or rights of substantial value;

                  (xi) sell, lease, license or otherwise dispose of (including by way of reinsurance) any of its assets (other than investments), except in the ordinary course of business consistent with past practice at fair value;

                  (xii) enter into any Contract, except any Contract described in clause (i) of the definition thereof in the ordinary course of business consistent with past practice;

                  (xiii) settle any claim, action or proceeding (other than any claim under any insurance or reinsurance policy or contract) for an amount in excess of $1,000,000 individually or $10,000,000 in the aggregate and, in the case of any claim, action or proceeding under any insurance or reinsurance policy or contract, for an amount in excess of $10,000,000 individually;

                  (xiv) make any capital expenditures in excess of $10 million in the aggregate, other than in accordance with the capital expenditure plan previously provided to Buyer relating to the development of Integra;

                  (xv) except as may be required pursuant to the Trademark License, transfer (other than to the Company or a Subsidiary of the Company) any right or interest of the Company or any of its Subsidiaries in any trade name, trademark, service mark or logo;

                  (xvi) sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of its affiliates, except (A) transactions that are at prices and on terms and conditions not less favorable to the Company or the applicable Subsidiary of the Company than could be obtained on an arm's-length basis from unrelated third parties, (B) transactions between or among the Company and its wholly-owned Subsidiaries not involving any other affiliate or (C) transactions set forth in Section 4.9 of the Disclosure Schedule; or

                  (xvii) agree to take any of the foregoing actions.

                  (b) Prior to the Closing, CGNU and Sellers shall cause the Company and the Company's Subsidiaries to consult with Buyer and Newco about asset allocation guidelines in their investment portfolios, and will give consideration to the views of Buyer and Newco with respect thereto. Further, prior to the Closing, CGNU and Sellers shall cause the Company and its Subsidiaries to consult with, and give consideration to the views of, Buyer and Newco with respect to any material actions affecting their financial position or operations or any change in accounting or reserving methods, principles or practices which in either case the Company or any of its Subsidiaries may from time to time consider taking. If any event or circumstance occurs or arises that but for the operation of clauses (i) through (vii) of the definition of "Material Adverse Effect" would have a Material Adverse Effect on the Company, CGNU and Sellers shall cause the Company and its Subsidiaries from and after the date on which such event or circumstance occurs or arises to cause the Company to consult on a daily basis with a committee comprised of one or more representatives of CGNU and one or more representatives of Buyer with respect to any and all actions to be taken in response to such event or circumstance. Each of CGNU and Buyer shall, as soon as practicable following any such event or circumstance, appoint and cause to be made available appropriate persons to serve on such committee. CGNU and Sellers acknowledge that any such consultation shall not constitute a waiver by Buyer or Newco of any rights it may have under this Agreement, and that Buyer and Newco shall not have any liability or responsibility for any actions of CGNU, either Seller, the Company, its Subsidiaries, any Excluded Subsidiary or any of their respective officers or directors with respect to matters that are the subject of such consultations unless Buyer expressly consents to such action in writing.

                  (c) None of Buyer, Holdco, Newco, CGNU or Sellers shall, nor shall they permit any of their respective Subsidiaries to, voluntarily take any action intended to result in any of the conditions set forth in Article VI not being satisfied.

                  SECTION 4.2. ACCESS TO INFORMATION; CONFIDENTIALITY. CGNU and Sellers shall cause the Company and its Subsidiaries to afford to Buyer and to the officers, employees and other representatives of Buyer reasonable access upon reasonable notice during normal business hours during the period prior to the Closing Date to all of its properties, books, contracts, commitments and records and, during such period, CGNU and Sellers shall cause the Company and its Subsidiaries to furnish to Buyer such information concerning its business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request, other than any such properties, books, contracts, commitments, records and information that (i) are subject to an attorney-client or other legal privilege which might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality. All requests for access or information pursuant to this Section 4.2 shall be directed to one or more employees of CGNU seconded to the Company in Boston. Promptly following the date hereof, CGNU shall second an employee of CGNU to the Company in Boston. Without limiting the terms thereof, the Confidentiality Agreement shall govern the obligations of Buyer and its Representatives (as defined in the Confidentiality Agreement) with respect to all information of any type furnished or made available to them pursuant to this Section 4.2.

                  SECTION 4.3. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to cause the Closing to occur and to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  SECTION 4.4. CONSENTS, APPROVALS AND FILINGS. CGNU, Sellers, Buyer, Holdco and Newco will each use, and CGNU and Sellers will cause applicable Insurance Subsidiaries to use, their commercially reasonable efforts, and will, and CGNU and Sellers will cause applicable Insurance Subsidiaries to, cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, CGNU, Sellers, Buyer, Holdco and Newco will make and cause their respective affiliates to make all legally required filings, including filings with applicable Insurance Regulators, as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and will provide and will cause their respective affiliates to provide such information and communications to Governmental Entities as such Governmental Entities may request. Each of the parties shall provide to the other party copies of all applications or other communications to Governmental Entities in connection with this Agreement a reasonable period of time in advance of the filing or submission thereof and provide reasonable opportunity to provide comments thereon. Each of the parties shall give prompt written notice to the others if it or any of its affiliates receives any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish to the others a copy thereof. If any Insurance Regulator requires that a hearing be held in connection with any such approval, Buyer shall use its commercially reasonable efforts to arrange for such hearing to be held reasonably promptly after the notice that such hearing is required has been received by Buyer. Buyer shall, if reasonably feasible, give to Sellers reasonable prior written notice of the time and place when any meetings or other conferences (telephonic or otherwise) may be held by it or any of its affiliates with any Insurance Regulator in connection with the transactions contemplated by this Agreement, and Sellers shall have the right, to the extent permitted and feasible and reasonable, to have a representative or representatives attend or otherwise participate in any such meeting or conference.

                  SECTION 4.5. CERTAIN NOTICES. CGNU and Sellers shall give notice to Buyer and Newco, and Buyer and Newco shall give notice to Sellers, of
(i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

                  SECTION 4.6. PUBLIC ANNOUNCEMENTS. Buyer and CGNU, and their respective affiliates, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by applicable law or regulation, court process or by the requirements of any securities exchange.

                  SECTION 4.7. CERTAIN CANADIAN SUBSIDIARIES. (a) Prior to the Closing, the Company shall enter into a purchase agreement substantially in the form of Exhibit A for the sale of all the outstanding shares of Pilot Insurance Company ("Pilot") to CGNU or a Subsidiary of CGNU (other than the Company or any of its Subsidiaries). Subject to the conditions set forth in such purchase agreement, such sale shall be consummated immediately prior to the Closing for a purchase price, and otherwise on the terms, as set forth in the foregoing purchase agreement. Upon the closing of such sale, the Company will pay the cash proceeds received by it in such sale, together with the Transferred Cash (as defined in Section 4.15), to CGULLC in an amount up to but not exceeding the then-outstanding principal amount of the Term Note, in partial repayment of the outstanding principal amount of the Term Note.

                  (b) Prior to the Closing, CGU Asset Management, Inc. shall enter into a purchase agreement substantially in the form of Exhibit B for the sale of all the outstanding shares of CGU Investment Management Canada Limited to CGU Group Canada Ltd. or another Subsidiary of CGNU (other than the Company or any of its Subsidiaries). Subject to the conditions set forth in such purchase agreement, such sale shall be consummated immediately prior to the Closing for a purchase price, and otherwise on the terms, as set forth in the foregoing purchase agreement.

                  SECTION 4.8. LIFE INSURANCE OPERATIONS. (a) Prior to the Closing, the Company shall enter into a purchase agreement substantially in the form of Exhibit C for the sale of all the outstanding shares of CGU Life Insurance Company of America (which owns all the outstanding shares of CGU Life Insurance Company of New York) and all the outstanding shares of CGU Annuity Service Corporation to CGNU or another Subsidiary of CGNU (other than the Company or any of its Subsidiaries). Subject to the conditions set forth in such purchase agreement, such sale shall be consummated immediately prior to the Closing for a purchase price and otherwise on the terms, as set forth in the foregoing purchase agreement. Upon the closing of the foregoing Life Sub sales, and immediately prior to the Closing, the Company will pay the cash proceeds received by it in such sales to CGULLC in an amount up to but not exceeding the then- outstanding principal amount of the Term Note, in partial repayment of the outstanding principal amount of the Term Note.

                  SECTION 4.9. CERTAIN INTERCOMPANY AGREEMENTS AND ACCOUNTS. (a) The actions described in Section 4.9 of the Disclosure Schedule shall be taken with respect to the intercompany agreements and accounts set forth therein.

                  (b) Prior to the Closing, the Company shall enter into a purchase agreement substantially in the form of Exhibit D for the sale of all the outstanding shares of Societe Generale held by it on the date hereof to one or more Subsidiaries of CGNU (other than the Company or any of its Subsidiaries) to be identified in such purchase agreement. Subject to the conditions set forth in such purchase agreement, such sale shall be consummated on October 16, 2000 at the price and otherwise on the terms, as set forth in the foregoing purchase agreement. Immediately prior to the Closing, the Company will pay the cash proceeds received by it in such sale to CGULLC in an amount up to but not exceeding the then-outstanding principal amount of the Term Note, in partial repayment of the outstanding principal amount of the Term Note.

                  (c) Prior to the Closing, those Insurance Subsidiaries which hold shares of stock of Munich Re on the date hereof shall enter into a purchase agreement substantially in the form of Exhibit E for the sale of all such shares to one or more Subsidiaries of CGNU plc (other than the Company or any of its Subsidiaries) to be identified in such purchase agreement. Subject to the conditions set forth in such purchase agreement, such sale shall be consummated on October 16, 2000 at the price and otherwise on the terms, as set forth in the foregoing purchase agreement.

                  SECTION 4.10. USE OF NAMES. At the Closing, CGNU or an affiliate of CGNU shall enter into a license in substantially the form set forth in Exhibit F (the "Trademark License") with the Company and its Subsidiaries.

                  SECTION 4.11. POST-CLOSING COOPERATION. Following the Closing Date, upon reasonable written notice, Buyer, Holdco, Newco and CGNU shall furnish, and will cause their respective Subsidiaries to furnish, to each other and any of their respective affiliates, and their respective counsel and accountants, during normal business hours, reasonable access to such information (including the books and records of the Company and its Subsidiaries) to the extent that such access may be reasonably necessary for financial reporting and accounting matters or to prepare documents required to be filed with Governmental Entities. Buyer, Holdco and Newco will not, and will cause their respective affiliates not to, dispose of, alter or destroy any such books and records until the later of (i) seven years after the Closing Date and (ii) 30 days after giving notice to Sellers to permit them, at their expense, to examine, duplicate or repossess such books and records. Notwithstanding the foregoing, this Section 4.11 shall not apply to the Tax returns and other materials covered by Section 9.7.

                  SECTION 4.12. FURTHER ASSURANCES. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (in each case, subject to Section 4.3), as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

                  SECTION 4.13. NONCOMPETITION. (a) For a period of two years following the Closing Date, CGNU and Sellers shall not, and shall cause their respective Subsidiaries (collectively, the "CGNU Entities") not to, without the prior written consent of Buyer, (i) organize any new Restricted Subsidiary (as defined below) or (ii) acquire any Restricted Subsidiary which had aggregate gross written premiums from Restricted Businesses (as defined below) in the United States in excess of $750 million in the last completed statutory year of such Restricted Subsidiary immediately preceding its date of acquisition (a "Competitor"), unless (A) within 18 months (whether or not the two-year period referred to at the beginning of this sentence expires during such 18 month period) following such acquisition such Competitor is divested or reduces its aggregate gross premiums written from Restricted Businesses in the United States to less than $175 million for the fiscal quarter ended immediately prior to the end of such 18 month period or (B) (x) such Restricted Subsidiary is part of an affiliated group of companies which is acquired concurrently, (y) the ultimate acquired parent of such acquired group is organized in a non-U.S. jurisdiction and (z) any property/casualty business conducted by such acquired group is predominantly conducted outside the United States. As used herein, "Restricted Subsidiary" shall mean any Subsidiary of CGNU plc which (i) is an insurance company organized under the laws of, or doing business in, any state of the United States or the District of Columbia and (ii) writes Restricted Business. "Restricted Business" shall mean those classes of small commercial or personal lines primary property or casualty insurance currently written by the Insurance Subsidiaries, but only to the extent written through independent agents or brokers.

                  (b) For a period of two years following the Closing Date, CGNU shall not, and shall cause its Subsidiaries not to, solicit for employment any
(i) managerial, technical or professional employee earning more than $80,000 per year or (ii) any branch manager, in either case who is at the time employed by the Company or any Subsidiary; PROVIDED, that the foregoing provision will not prohibit any general solicitation of employment not specifically directed toward employees of the Company or any Subsidiary.

                  (c) CGNU shall keep confidential and not use, and shall cause its affiliates and its and their officers, directors, employees and advisors to keep confidential and not use, all confidential information relating to the Company and its Subsidiaries, and CGNU shall not provide, and shall cause its Subsidiaries not to provide, any confidential information used primarily in the business of the Company or any Subsidiary to any Restricted Subsidiary or to any other third party, except in each of the foregoing cases as required by law or regulation.

                  SECTION 4.14. BUYER GUARANTY. Buyer hereby unconditionally and irrevocably guarantees the prompt and faithful performance and discharge of the obligations, responsibilities, duties and liabilities of each of Newco and Holdco under this Agreement. Buyer's guaranty constitutes a guaranty of performance and payment when due and not of collection and is not conditional or contingent upon any attempt to obtain performance by or to collect from, or pursue or exhaust any rights or remedies against, Newco, Holdco, or any other condition or contingency.

                  SECTION 4.15. RESTRUCTURING TRANSACTIONS. (a) Prior to, but in no event more than 2 Business Days before, the Closing, Sellers shall cause CGU Insurance Company, General Accident Insurance Company and CGU Insurance Company of New Jersey (collectively the "Purchasers") to enter into a purchase agreement with the Company, in a form comparable to Exhibits A through E and otherwise reasonably satisfactory to Buyer and Sellers, pursuant to which the Purchasers shall purchase from the Company, and the Company shall sell and/or contribute to the Purchasers, all of the outstanding shares of each of Commercial Union Insurance Company, The Employers' Fire Insurance Company, Northern Assurance Company of America, American Employers' Insurance Company and Potomac Insurance Company of Illinois (the "Transferred Subs") for consideration consisting of (i) all of the outstanding shares of Pilot (the "Pilot Shares") and (ii) $235 million in cash (the "Transferred Cash"), with any excess of the value of the Transferred Subs over the sum of the value of the Pilot Shares and the Transferred Cash to be considered a capital contribution to the Purchasers.

                  (b) Immediately following the Closing, Buyer will contribute as a capital contribution all the shares of the Subsidiaries of Buyer listed in
Section 4.15 of the Disclosure Schedule to the Company, which will in turn contribute as a capital contribution such shares to the Purchasers.

                  (c) The transactions described in Sections 4.15(a) and (b) are herein referred to as the "Restructuring Transactions."

                  SECTION 4.16.  FINANCING; SHAREHOLDER APPROVAL.

                  (a) (i) Buyer, Holdco and Newco each shall use its best efforts to complete the Financings in accordance with the terms thereof; PROVIDED that Buyer, Holdco and Newco may at their option prior to October 15, 2000 decrease the aggregate amount of the Buyer Financing by the aggregate amount of any Additional Financing (in which event, the Buyer Financing as so modified, together with the Newco Financing, the Holdco Financing and all Additional Financing, shall be the "Financings"). "Additional Financing" means any new written commitment to purchase equity in Holdco or Buyer, provided that
(A) Holdco has delivered to CGNU and Sellers a true, correct and complete copy of such commitment and (B) if the terms of such commitment differ from the Holdco Financing, such commitment has been approved by CGNU, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer, Holdco and Newco shall not be restricted in any manner by the foregoing provisions from obtaining commitments for additional financing that does not qualify as Additional Financing. In the event that Buyer, Holdco and Newco are unable to complete the Financings (including as a result of any shortfall in cash at the Company), Buyer, Holdco and Newco shall use their reasonable best efforts to obtain and complete alternative financing for the transactions contemplated hereby, including changing the mix, type or structure of the Financings and the receipt of additional funds from existing or new sources.

                  (ii) Sellers shall use their reasonable best efforts to cause the Insurance Subsidiaries to pay an aggregate of $378 million of dividends to the Company on such date or dates between the date hereof and the earlier of December 31, 2000 and the Closing Date as they in their judgment shall determine.

                  (b) Buyer, Holdco and Newco each shall use its best efforts to avoid the need for a Shareholder Approval in connection with the transactions contemplated hereby, including by using its best efforts to complete the Financings, or, in the event that Buyer, Holdco and Newco are unable to complete the Financings, each shall use its reasonable best efforts to obtain such alternative financing as can be arranged (without, to the extent practicable, adversely affecting the consummation of the transactions contemplated hereby) which would not require a Shareholder Approval; provided that, notwithstanding the foregoing, Buyer, Holdco and Newco shall not be required to obtain financing on terms less favorable to Buyer, Holdco and Newco than the Buyer Financing so as to avoid the need for Shareholder Approval.

                  (c) If financing other than the Financings cannot be obtained without the need for a Shareholder Approval, as soon as practicable following the date of such determination:

                  (i) Buyer shall prepare and file with the SEC following consultation with Sellers a Proxy Statement relating to the Shareholder Approval (the "Proxy Statement"). CGNU and Sellers shall cause the Company to promptly provide to Buyer all information concerning itself, including audited and/or unaudited financial statements, as may be necessary to permit the preparation, filing and distribution of the Proxy Statement. Buyer will notify Sellers promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, will use its best efforts, after consultation with Sellers, to respond to any comments of the SEC or its staff and will supply Sellers with copies of all correspondence between Buyer or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Buyer shall use its best efforts to cause the Proxy Statement to be mailed to shareholders as promptly as practicable;

                  (ii) Buyer will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bye- laws (or comparable documents) to convene a meeting of its shareholders to consider and vote upon the approval of the Vote Issuance;

                  (iii) Buyer will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters; and

                  (iv) the Board of Directors of Buyer will vote or cause to be voted all shares over which it holds a proxy or otherwise has the right to vote in favor of the Vote Issuance and against any action that would be reasonably likely to result in any condition to the obligations hereunder of Buyer, Holdco or Newco not being satisfied.

                  (d) Nothing contained in Section 4.16(c) shall prohibit Buyer from making any disclosure to Buyer's shareholders if, in the good faith judgment of the Board of Directors of Buyer, after consultation with outside counsel, failure to so disclose would violate its obligations under applicable law.


                                    ARTICLE V

                                EMPLOYEE MATTERS

                  SECTION 5.1. SEVERANCE BENEFITS. For a period of two years following the Closing Date, Buyer shall provide, or cause the Company or a Subsidiary to provide, severance benefits for employees of the Company or its Subsidiaries whose employment is terminated during such period which are at least equal to the severance benefits referred to in Section 3.1(j) of the Disclosure Schedule.

                  SECTION 5.2. CERTAIN CONTRACTS. Following the Closing Date, Buyer shall honor, or shall cause the Company or a Subsidiary to honor, all individual employment and severance agreements in effect for employees (or former employees) of the Company or its Subsidiaries as of the date hereof, all as referred to in Section 3.1(j) of the Disclosure Schedule.

                  SECTION 5.3. CREDIT FOR SERVICE. On and after the Closing Date, Buyer shall provide, or cause to be provided, to each Transferred Employee under each Company Employee Benefit Plan and each Buyer Employee Benefit Plan credit for purposes of eligibility to participate and vesting for full and partial years of service with Sellers or their respective affiliates (including the Company or any Subsidiary thereof) performed at any time prior to the Closing Date, except where such crediting results in the duplication of benefits.

                  SECTION 5.4. EMPLOYEE BENEFIT PLANS. For a period of 12 months following the Closing Date, (i) the benefits and coverages provided to Transferred Employees by the Company, Buyer or their respective Subsidiaries or other affiliates shall be not less favorable in the aggregate than those provided to such Transferred Employees immediately prior to the Closing Date and
(ii) base annual compensation paid to each Transferred Employee on and after the Closing Date shall not be less that the base annual compensation paid to such Transferred Employee on the date immediately preceding the Closing Date.

                  SECTION 5.5. PREEXISTING CONDITIONS, EXCLUSIONS AND WAITING PERIODS; DEDUCTIBLES. The Company, Buyer and their respective Subsidiaries and other affiliates shall (a) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Employees under any Buyer Employee Benefit Plans that are welfare plans, funds or programs (within the meaning of Section 3(1) of ERISA) which replace any of the Company Employee Benefit Plans that are welfare plans, funds or programs in which such Employees participate, other than limitations or waiting periods that are already in effect with respect to such Employees and that have not been satisfied as of the Closing Date and (b) provide each Employee with credit for any co-payments and deductibles paid by such Employee prior to the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans, funds or programs in which Employees are eligible to participate after the Closing Date.

                  SECTION 5.6. COBRA. Buyer shall be, or shall cause the Company to be, responsible and liable for providing the appropriate COBRA notices and coverages to Transferred Employees who experience a COBRA "qualifying event" after the Closing. Notwithstanding any provision of this Agreement to the contrary, Buyer shall be, or shall cause the Company to be, responsible and liable for providing, or continuing to provide, health care continuation coverage as required under COBRA with respect to any individual who experienced a COBRA "qualifying event" before the Closing under any Company Employee Benefit Plan subject to COBRA.

                  SECTION 5.7. FILINGS AND RECORDS. CGNU, Buyer, Newco and the Company shall cooperate in (a) making all filings required under the Code or ERISA and any applicable securities laws with respect to the Employee Benefit Plans that cover Employees, (b) implementing all appropriate communications with participants, (c) maintaining and transferring appropriate records and (d) taking all such other actions as may be necessary and appropriate to implement the provisions of this Article V. Following the Closing, CGNU, Buyer, Newco and the Company shall cooperate fully with one another in providing records regarding the employment of, and the benefits provided to, all individuals who are or were employees.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the purchase and sale of the Shares and the other actions to be taken at the Closing are subject to the satisfaction or waiver by each party on or prior to the Closing Date of the following conditions:


                  (a) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any Governmental Entity preventing the consummation of the purchase and sale of the Shares or any of the other transactions contemplated hereby shall be in effect; PROVIDED, HOWEVER, that the party invoking this condition shall have used commercially reasonable efforts to have any such order or injunction vacated.

                  (b) HSR ACT. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act shall have been terminated or shall have otherwise expired.

                  (c) SHAREHOLDER APPROVAL. The Shareholder Approval, if required, shall have been obtained.

                  SECTION 6.2. CONDITIONS TO OBLIGATIONS OF BUYER, HOLDCO AND NEWCO. The obligations of Buyer, Holdco and Newco to effect the purchase and sale of the Shares and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by Buyer and Newco on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CGNU and Sellers set forth in this Agreement shall be true and correct both when made and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of an earlier date, in which event such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect contained therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and Buyer and Newco shall have received a certificate signed on behalf of CGNU and each Seller by an executive officer of CGNU and each Seller to the effect set forth in this paragraph.

                  (b) PERFORMANCE OF OBLIGATIONS OF EACH SELLER. CGNU and each Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Buyer and Newco shall have received a certificate signed on behalf of CGNU and each Seller by an executive officer of CGNU and each Seller to such effect.

                  (c) PRECLOSING TRANSACTIONS. The Preclosing Transactions shall have occurred on the terms contemplated by this Agreement.

                  (d) MATERIAL ADVERSE EFFECT. Since December 31, 1999, there shall not have occurred any event or change that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) FIRPTA CERTIFICATE. Each Seller shall have delivered to Buyer at the Closing a certificate, in form and substance satisfactory to Buyer, certifying that the purchase and sale of the Shares is exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

                  (f) FINANCING. Buyer, Holdco and Newco shall have received proceeds from sources of financing in an amount which is sufficient to pay the Purchase Price, to repay in full the then outstanding principal and interest on the Term Note and to pay all fees and expenses required to be paid by Buyer, Holdco or Newco in connection with the transactions contemplated by this Agreement.

                  (g) GOVERNMENTAL CONSENTS. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, or the expiration of applicable waiting periods imposed by, Governmental Entities, including those set forth in Sections 3.1(e) and 3.2(b) of the Disclosure Schedule, in connection with the consummation of the transactions contemplated hereby shall have been made or obtained or shall have occurred, and no such consents, approvals, permits or authorizations shall contain any materially adverse conditions, restrictions or requirements (not including any such condition, restriction or requirement customarily imposed by such Governmental Entities in connection with similar transactions).


                  SECTION 6.3. CONDITIONS TO OBLIGATIONS OF EACH SELLER. The obligations of each Seller to effect the purchase and sale of the Shares and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by such Seller on or prior to the Closing Date of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Newco set forth in this Agreement shall be true and correct both when made and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of an earlier date, in which event such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect contained therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer, Holdco or Newco; and CGNU and Sellers shall have received a certificate signed on behalf of each of Buyer and Newco by an executive officer of each of Buyer and Newco to the effect set forth in this paragraph.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER, HOLDCO AND NEWCO. Buyer, Holdco and Newco each shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and CGNU and Sellers shall have received a certificate signed on behalf of each of Buyer and Newco by an executive officer of each of Buyer and Newco to such effect.

                  (c) GOVERNMENTAL CONSENTS. All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, or the expiration of applicable waiting periods imposed by, Governmental Entities, including those set forth in Sections 3.1(e) and 3.2(b) of the Disclosure Schedule, in connection with the consummation of the transactions contemplated hereby shall have been made or obtained or shall have occurred and no such consents, approvals, permits or authorizations shall contain any materially adverse conditions, restrictions or requirements affecting CGNU or any affiliate (other than the Company or any Subsidiary), not including any such condition, restriction or requirement customarily imposed by such Governmental Entities in connection with similar transactions.


                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  SECTION 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this

Agreement or in the closing certificates delivered pursuant to Sections 6.2(a), 6.2(b), 6.3(a) and 6.3(b) shall survive the Closing solely for purposes of Sections 8.1(a) and 8.1(b) hereof and shall terminate and expire upon completion of the audit of the financial statements of the Company for the year ended December 31, 2001, but in no event later than May 15, 2002; PROVIDED, that the representations and warranties in Section 3.1(k) shall terminate and expire on the Closing Date. All covenants and agreements contained in this Agreement, to the extent that the foregoing are to have effect or be performed after the Closing, shall survive the Closing in accordance with their terms.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.1. OBLIGATION TO INDEMNIFY. (a) Subject to the limitations set forth in this Article VIII, CGNU and Sellers jointly and severally agree to indemnify and hold harmless Buyer, Holdco and Newco (without duplication of recovery) from and against all losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses of outside counsel) and damages ("Losses") to the extent arising from or related to (i) any breach of the representations and warranties of CGNU and Sellers contained in this Agreement or in the closing certificates delivered pursuant to Sections 6.2(a) and (b) (except that CGNU and Sellers shall not have any liability for a breach of the representations and warranties in Section 3.1(k)), (ii) any breach of any of the covenants and agreements of CGNU and Sellers contained in this Agreement or (iii) the transactions described in Sections 4.7, 4.8 and 4.9 of this Agreement; PROVIDED, HOWEVER, that CGNU and Sellers shall not have any liability under clause (i) above (other than with respect to fraud or a breach of Sections 3.1(b), 3.1(c), 3.1(d), clause (ii) of Section 3.1(i), the last sentence of
Section 3.1(f) or the second sentence of Section 3.1(g)) unless the aggregate of all Losses for which CGNU and Sellers would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to 2% of the Purchase Price (the "Indemnification Basket"), and then only to the extent of any such excess; and PROVIDED, FURTHER, HOWEVER, that CGNU and Sellers shall not have any liability under clause (i) above for any individual items where the Loss relating thereto is less than $200,000 and such items shall not be aggregated for purposes of the first proviso to this Section 8.1(a) (other than items arising out of the same breach or the same series of related transactions where the Loss for such items in the aggregate exceeds $200,000). In any event, the maximum amount for which CGNU and Sellers shall be liable in the aggregate under Section 8.1(a)(i) (other than with respect to fraud or a breach of Sections 3.1(b), 3.1(c), 3.1(d) or clause

(ii) of Section 3.1(i)) shall not exceed 20% of the Purchase Price (the "Indemnification Cap"). For purposes of Section 8.1(a)(i), the representations and warranties of CGNU and Sellers contained in this Agreement (other than in clauses (i) and (iv) of Section 3.1(i) and in the phrase "in all material respects" as used in the last sentence of Section 3.1(f) and in the second sentence of Section 3.1(g)) shall be deemed not to be qualified by any limitation as to materiality or to whether or not any such breach results or may result in a Material Adverse Effect on the Company. CGNU and Sellers shall have no liability under this Section 8.1(a) for any Losses to the extent arising from or relating to any Excluded Cause or, for the avoidance of doubt, any of the matters described in the last sentence of Section 3.1(n). CGNU and Sellers may satisfy any indemnification obligation under this Agreement, at their option, by
(x) payment in cash or (y) if the Holdco Notes are still outstanding, waiver of part or all of the principal or interest payable to Sellers under the Holdco Notes in an amount equal to such indemnification obligation, or, if the Holdco Notes have been settled in whole or in part by delivery of equity securities, by delivery to the Indemnified Party of some or all of such equity securities, valued for this purpose at the values assigned them for purposes of such settlement (subject to appropriate adjustment for any stock splits or other events described in the antidilution provisions of the Holdco Notes occurring after such settlement).

                  (b) Subject to the limitations set forth in this Article VIII, Buyer, Holdco and Newco jointly and severally agree to indemnify and hold harmless CGNU and Sellers from and against (i) (x) decreases in the value of the Holdco common stock or Buyer Common Stock received by Sellers in satisfaction of the Holdco Note or (y) actual out-of-pocket Losses paid by CGNU or either Seller to a third party, provided that CGNU and Sellers may not recover under this clause (y) for a decrease in the value of the Holdco common stock or Buyer Common Stock, in the case of either (x) or (y) to the extent arising from or related to any breach of the representations and warranties of Buyer and Newco contained in this Agreement or in the closing certificates delivered pursuant to Sections 6.3(a) and (b), (ii) all Losses to the extent arising from or relating to any breach of any of the covenants and agreements of Buyer, Holdco or Newco contained in this Agreement or (iii) all Losses to the extent arising from or relating to the Restructuring Transactions (excluding for purposes of this clause (iii) any Losses to the extent arising from the negligence or misconduct of, or breach of this Agreement by, CGNU, either Seller or the Company); PROVIDED, HOWEVER, that Buyer, Holdco and Newco shall not have any liability under clause (i) above (other than with respect to fraud or a breach of Section 3.2(c), the third sentence of Section 3.2(e), the second sentence of Section 3.2(f), clause (v) of Section 3.2(i) and the first five sentences of Section 3.2(b)) unless the aggregate of all Losses for which Buyer, Holdco and Newco would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $4 million, and then only to the extent of any such excess; and PROVIDED, FURTHER, HOWEVER, that Buyer, Holdco and Newco shall not have any liability under clause (i) above for any individual items where the Loss relating thereto is less than $200,000 and such items shall not be aggregated for purposes of the first proviso to this
Section 8.1(b) (other than items arising out of the same breach or the same series of related transactions where the Loss for such items in the aggregate exceeds $200,000). In any event, the maximum amount for which Buyer, Holdco and Newco shall be liable in the aggregate under Section 8.1(b)(i) (other than with respect to fraud or a breach of Section 3.2(c) and the first five sentences of
Section 3.2(b)) shall not exceed $42,000,000. For purposes of Section 8.1(b)(i), the representations and warranties of Buyer and Newco contained in this Agreement (other than in Section 3.2(h) and in the phrases "fairly presented in all material respects" in Section 3.2(e) and "in all material respects" in
Section 3.2(f)) shall be deemed not to be qualified by any limitation as to materiality or to whether or not any such breach results or may result in a Material Adverse Effect on the Buyer. Buyer, Holdco and Newco shall have no liability under this Section 8.1(b) for any Losses to the extent arising from or relating to any Excluded Cause described in clauses (i) or (ii) of the definition of "Material Adverse Effect."

                  SECTION 8.2. INDEMNIFICATION PROCEDURES. (a) The party seeking indemnification under Section 8.1 (the "Indemnified Party") agrees to give the party from which such indemnification is sought (the "Indemnifying Party") notice in writing of the assertion of any claim or demand made by, or an action, proceeding or investigation instituted by, any person not a party to this Agreement (a "Third Party Claim") in respect of which indemnity may be sought under such Section promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; PROVIDED, HOWEVER, that such counsel is not reasonably objected to by the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall be deemed to have acknowledged liability for any Losses arising from such Third Party Claim; PROVIDED that such acknowledgment shall not affect or cause such party to lose the benefits of any limitation on indemnification set forth in this Article VIII. The Indemnifying Party will not as long as it conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnified Party shall have been advised by counsel that there are actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall be required to pay the reasonable fees and expenses of not more than one separate counsel, who shall be reasonably acceptable to the Indemnifying Party, for all Indemnified Parties collectively). If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available at no cost on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not settle, compromise or discharge any Third Party Claim by agreeing to any remedy affecting the Indemnified Party or any Subsidiary (other than any payment of money that is entirely paid by the Indemnifying Party) without the prior written consent of the Indemnified Party, not to be unreasonably withheld in the case of any remedy involving payment of money only. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

                  SECTION 8.3. TERMINATION; INSURANCE. (a) The indemnities provided in this Agreement shall survive the Closing; PROVIDED, HOWEVER, that the indemnities provided under Sections 8.1(a)(i) and 8.1(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to Article VII, except as to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party. After the Closing, the indemnities provided in Sections 8.1(a) and 8.1(b) shall be the sole and exclusive remedy at law or in equity for any breach of representation, warranty, covenant or agreement (other than those covenants and agreements which survive the Closing) or other claim arising out of this Agreement or the transactions contemplated hereby.

                  (b) The amount of any Losses for which indemnification is provided under this Agreement shall be net of any amounts recovered or actually recoverable by the Indemnified Party under insurance policies with respect to such Losses and shall be (i) increased to take account of any Tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses. Such Tax cost or Tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual Tax liability with and without (i) the receipt of any indemnification payments made pursuant to this Agreement and (ii) the incurrence or payment of any Losses for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a Tax cost or Tax benefit for one or more years subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such Tax cost or the Indemnified Party shall pay the amount of such Tax benefit, as the case may be, in such subsequent year(s).

                  Section 8.4. TAX INDEMNIFICATION. Notwithstanding anything to the contrary in this Agreement, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by
Article IX hereof, and shall not be subject to this Article VIII, except for the provisions of Section 8.1(b)(iii) and the provisions of Section 8.3(b).


                                   ARTICLE IX

                                   TAX MATTERS

                  SECTION 9.1. INDEMNITY. (a) CGNU and Sellers agree to indemnify and hold harmless Buyer, Newco, Holdco, the Company and each Subsidiary against the following Taxes (except (x) for any Taxes set forth in Section 9.1 of the Disclosure Schedule, (y) to the extent reserved for on the May 31, 2000 Balance Sheet, and (z) any Taxes resulting from any Restructuring Transaction described in Section 4.15) and, except as otherwise provided in Section 9.5, against any costs or expenses (including reasonable attorneys' fees Expenses"):
(i) Taxes imposed on the Company or any Subsidiary with respect to Taxable periods of such Person ending on or before May 31, 2000; (ii) with respect to Taxable periods beginning before May 31, 2000 and ending after May 31, 2000, Taxes imposed on the Company or any Subsidiary which are allocable, pursuant to
Section 9.1(b), to the portion of such period ending on May 31, 2000; (iii) Taxes of the Sellers or an affiliate of the Sellers (other than the Company or any Subsidiary) imposed on the Company or any Subsidiary for any Taxable period or portion thereof ending on or before the Closing Date by reason of Treasury Regulation Section 1.1502-6 (or any comparable provision under state, local or foreign law); and (iv) Taxes on any income of the Life Subs for the period after May 31, 2000, which is included in any Tax return of the Company Consolidated Tax Group and not otherwise paid by the Life Subs or the Sellers calculated on a separate return basis. Buyer, Newco and Holdco agree to indemnify and hold harmless CGNU and Sellers for all Taxes of the Company and each Subsidiary and associated expenses not allocated to Sellers pursuant to the first sentence hereof. Notwithstanding any other provision of this Agreement, Buyer shall be solely responsible for any Taxes resulting from the Restructuring Transactions and the Sellers shall have no indemnification obligation with respect thereto.

                  (b) In the case of Taxes that are payable with respect to a Taxable period that begins before May 31, 2000 and ends after May 31, 2000, the portion of any such Tax that is allocable to the portion of the period ending on May 31, 2000 shall be:

                  (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 9.8), deemed equal to the amount which would be payable if the Taxable period ended with May 31, 2000; and

                  (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on May 31, 2000 and the denominator of which is the number of calendar days in the entire period.

                  SECTION 9.2. RETURNS AND PAYMENTS. Sellers shall prepare and file or otherwise furnish in proper form to the appropriate Taxing authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns relating to the Company and the Subsidiaries that are due on or before the Closing Date and cause to be paid all Taxes shown as due thereon (and Buyer shall do the same, including making or causing to be made payments shown as due, with respect to any Tax return for the Company or the Subsidiaries due after the Closing Date). Tax returns of the Company and the Subsidiaries not yet filed for any Taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company and the Subsidiaries (except to the extent counsel for Sellers or counsel for the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Tax return cannot be so prepared and filed without being subject to penalties). With respect to any Tax return required to be filed by Buyer or Sellers with respect to the Company and the Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 9.1(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax return and a statement certifying the amount of Tax shown on such Tax return that is allocable to such other party pursuant to Section 9.1(b) (the "Tax Allocation Statement"), together with appropriate supporting information and schedules at least 45 days (or such other time period as is agreed by the parties, such agreement not to be unreasonably withheld) prior to the due date (including any extension thereof) for the filing of such Tax return, and such other party and its authorized representatives shall have the right to review and comment on such Tax return and Tax Allocation Statement prior to the filing of such Tax return. If after such review, the reviewing party disagrees with any item on such Tax return or Tax Allocation Statement and the parties cannot agree as to the appropriate treatment or calculation thereof, the issue in dispute shall be reviewed by an independent internationally recognized accounting firm (the "Tax Referee") agreed to by the parties. If the parties are unable to agree upon an independent internationally recognized accounting firm, Buyer and Sellers shall each have the right to request that the American Arbitration Association appoint such a firm (provided that such firm has not performed any services for any party with respect to the transaction contemplated by this Agreement and is not the customary Tax advisor to any party). Each party agrees to execute, if requested by the Tax Referee, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Tax Referee shall be borne pro rata by Sellers and Buyer in proportion to the allocation of the dollar amount of the items as to which there is a disagreement between Sellers and Buyer made by the Tax Referee such that the prevailing party pays a lesser proportion of the fees and expenses. The Tax Referee shall determine in accordance with the terms of this paragraph the appropriate treatment or calculation of any items as to which there is a disagreement. The findings of the Tax Referee shall be binding on all parties, and the Tax return shall be completed and filed in a manner consistent with such findings. For purposes of this Section 9.2, all Taxes for Taxable periods or portions thereof beginning after August 31, 2000 up and including the Closing Date shall be treated as being allocable to Buyer but shall be paid by the Company or its Subsidiaries. Any amounts allocated to the non-filing party on the Tax Allocation Statement that are required to be paid by the non-filing party shall be paid to the filing party in accordance with the provisions of Section 9.6 hereof.

                  SECTION 9.3. TAX BENEFITS. Any indemnifiable Taxes payable by an indemnifying party under this Article IX shall be reduced by the present value of (a) any benefit that was (or will) be realized by the indemnified party, or any affiliate thereof, resulting from any refund, credit or reduction in otherwise required Tax payments (including any interest payable thereon) attributable to any item that generated or that relates to the indemnified Tax and (b) any Tax savings (including any refund, credit or other Tax reduction) attributable to the deductibility of the indemnified party's or its affiliate's payment of any Tax Losses for which it receives an indemnification payment. Such present value shall be computed as of the first date on which the right to the refund, credit or other Tax reduction arises or otherwise becomes available to be utilized (i) using the maximum marginal rate of the relevant Tax payable by the indemnified party for any Tax year in which such savings or refund were or will be available after first reflecting all other items of income, gain, deduction, loss or credit for such period, and (ii) using a discount rate of 6% per annum. To the extent that the parties cannot agree whether any Tax savings exists (or will be realized) or on the appropriate treatment of any Tax savings, such disagreement shall be resolved by the Tax Referee (selected, and all fees and expenses related thereto borne by the parties, in a manner consistent with that provided in Section 9.2). Sellers shall be entitled to the benefit of any indemnification right or payment (including any insurance or similar payment), other than an indemnification payment made pursuant to this Agreement, available to or received by Buyer, the Company, or any affiliate of either, in connection with a Tax Loss for which CGNU and Sellers have an obligation to indemnify Buyer. As used herein, "Tax Losses" means all Taxes and Contest Expenses for which Sellers may be obligated to indemnify Buyer under Section 9.1.

                  SECTION 9.4. TAX REFUNDS. Any Tax refund (including any interest with respect thereto) relating to the Company or any Subsidiary for Taxes paid for any Taxable period or portion thereof prior to May 31, 2000 shall be the property of Sellers, and if received by Buyer or the Company or any Subsidiary shall be paid over promptly to Sellers; PROVIDED, HOWEVER, that any Tax refund that relates to a carryback of a Company or Subsidiary loss from a Taxable period or portion thereof beginning after May 31, 2000 and that would not otherwise have been received by Sellers or an affiliate thereof shall be the property of Buyer.

                  SECTION 9.5. CONTESTS. (a) After the Closing, Buyer shall promptly notify Sellers in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Buyer, the Company or any of its Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article IX. Such notice shall contain factual information (to the extent known to Buyer, the Company or any of its Subsidiaries) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing authority in respect of any such asserted Tax liability. If Buyer fails to give Sellers prompt notice of an asserted Tax liability as required by this Section 9.5, then (i) if Sellers are precluded by the failure to give prompt notice from contesting the asserted Tax liability in either the administrative or the judicial forum, then CGNU and Sellers shall not have any obligation to indemnify for any Tax Losses arising out of such asserted Tax liability, and (ii) if Sellers are not so precluded from contesting but such failure to give prompt notice results in a detriment to CGNU or Sellers, then any amount which CGNU or Sellers are otherwise required to pay Buyer, Newco or Holdco pursuant to Section 9.1 with respect to such liability shall be reduced by the amount of such detriment.

                  (b) Prior to the Closing Date, Sellers shall control any audit, claim for refund or administrative or judicial proceeding involving any asserted Tax liability (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). After the Closing Date, in the case of a Contest that relates to a Tax return (or any item relating thereto or reported thereon) for a Taxable period ending on or before, or that includes, May 31, 2000, Sellers shall have the right at their expense to participate in and control the conduct of such Contest, and for all Taxable periods thereafter, Buyer shall control such Contests. If Sellers do not assume the defense of any such Contest for a Taxable period ending on or before, or that includes, May 31, 2000, Buyer may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such Contest (subject, however, to Section 9.5(d) if such settlement would adversely affect Sellers) after giving ten days' prior written notice to Sellers setting forth the terms and conditions of settlement. In the event of a Contest covered by the second sentence of this paragraph, that involves issues relating to a potential adjustment for which Sellers have liability and that also involves separate issues relating to a potential adjustment for which Buyer would be liable, Buyer shall have the right, at its expense, to control the Contest but only with respect to the latter issues.

                  (c) With respect to issues relating to a potential adjustment relating to Tax returns (or any item relating thereto or reported thereon) for which both parties could be liable, (i) each party may participate in the Contest, and (ii) the Contest shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax Periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article IX by Buyer and Sellers.

                  (d) Neither Buyer nor Sellers shall enter into any compromise nor agree to settle any claim pursuant to any Contest which would adversely affect the other party for such year or a subsequent or prior year without the written consent of the other party, which consent may not be unreasonably withheld.

                  SECTION 9.6. TIME OF PAYMENT. Payment of any amounts under this Article IX in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax return required to be filed by either Buyer or Sellers, as the case may be, that shows Taxes due for which the other party is responsible under Sections 9.1(a) and 9.1(b), and (ii) within three Business Days following an agreement between Sellers and Buyer that an indemnity amount is payable, an assessment of a Tax by a Taxing authority that is not being contested in good faith, or a "determination" having been made as such term is defined in Section 1313(a) of the Code. If liability under this Article IX is in respect of Tax Losses other than Taxes, payment of any amounts due for such Tax Losses shall be made within five Business Days after the date when the relevant party has been notified that such party has a liability for a determinable amount under this Article IX and is provided with calculations or other materials supporting such liability.

                  SECTION 9.7. COOPERATION AND EXCHANGE OF INFORMATION. Sellers, Buyer, Holdco and Newco shall provide each other with such cooperation and information as any of them or their respective affiliates reasonably may request of the others in filing any Tax return, amended Tax return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any Contest in respect of Taxes, including any of the foregoing with respect to non-U.S. Taxes of Sellers or their affiliates. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities and copies of any other necessary information, including information with respect to the valuation of the Company and its Subsidiaries as of December 31, 1998. Each party and its affiliates shall make its employees available at no cost on a basis mutually convenient to the other parties to provide explanations of any documents or information provided hereunder. Each of Sellers, Buyer, Holdco and Newco shall retain all Tax returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and the Subsidiaries for each Taxable period first ending after the Closing Date and for all prior Taxable periods until the later of (i) the expiration of the statute of limitations (including extensions) of the Taxable periods to which such Tax returns and other documents relate, or (ii) three years following the due date (without extension) for such Returns. Any information obtained under this Section 9.7 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax returns or claims for refund or in conducting a Contest or as otherwise may be required by law, regulation or the rules of any stock exchange.

                  SECTION 9.8. CONVEYANCE TAXES. Buyer, Holdco and Newco on the one hand and Sellers on the other hand shall each be liable for 50% of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes (other than as set forth in Section 2.3), any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (collectively, "Conveyance Taxes"), and Buyer shall file or cause to be filed such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Buyer or Sellers, as appropriate, shall execute and deliver all instruments and certificates necessary to enable the other to comply with any filing requirements relating to any such Taxes. Each party shall hold the other harmless for any Conveyance Taxes for which such first party is liable under this Section 9.8.

                  SECTION 9.9. MISCELLANEOUS. (a) CGNU, Sellers, Buyer, Holdco and Newco agree to treat all payments made by any of them to or for the benefit of the other (including any payments to the Company or any Subsidiary) under this Article IX or under other indemnity provisions of this Agreement as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.

                  (b) Any Tax sharing agreement or arrangement between Sellers or any Life Sub and the Company or any Subsidiary shall terminate as of the Closing Date, and any and all intercompany liabilities with respect to Taxes between such parties that exist on the Closing Date shall be extinguished. The parties to this Agreement intend (i) that there not be any payments by either Seller or any Life Sub to the Company or any Subsidiary after the Closing Date under any existing agreement with respect to Taxes (other than this Agreement) and (ii) that payments with respect to Taxes hereafter be pursuant only to this Agreement.

                  (c) Notwithstanding any other provision of this Agreement to the contrary and except with respect to Sections 2.5, 3.1(k), 4.1(vi) and the provisions of Section 8.1(b)(iii) and Section 8.3(b), all issues relating to Tax matters shall be governed solely by the provisions of this Article IX.

                  (d) Neither Sellers nor Buyer shall make or cause to be made any claim, consent or election or take or cause to be taken any action which would materially increase the other party's liability to pay Taxes pursuant to the terms of this Agreement unless (i) such election or action is required by law or regulation or (ii) the party making such election or taking such action provides a written waiver of its rights to any claim for any additional Taxes that such party might have pursuant to the terms of this Agreement resulting from such election or action.


                                    ARTICLE X

                          TERMINATION PRIOR TO CLOSING

                  SECTION 10.1. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) by CGNU or Buyer in writing, if there shall be any order, injunction or decree of any Governmental Entity which prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable;

                  (b) by CGNU or Buyer in writing, if the Closing has not occurred on or prior to March 31, 2001 (the "Termination Date"); provided, however, that, if on the Termination Date the conditions to the Closing set forth in Section 6.1(b), 6.1(c), 6.2(g) or 6.3(c) shall not have been fulfilled but all other conditions to the Closing shall have been fulfilled or shall be capable of being fulfilled if the Closing were to occur on such date, then the Termination Date shall be extended to the earlier of (i) June 30, 2001 or (ii) the eighth Business Day following the first date on which all conditions to Closing in Sections 6.1(b), 6.1(c), 6.2(g) and 6.3(c) have been fulfilled or waived;

                  (c) by CGNU if any of the conditions set forth in Section 6.1 or 6.3 shall have become incapable of fulfillment prior to June 30, 2001, and shall not have been waived by Sellers;

                  (d) by Buyer if any of the conditions set forth in Section 6.1 or 6.2 shall have become incapable of fulfillment prior to June 30, 2001, and shall not have been waived by Buyer; and

                  (e) at any time on or prior to the Closing Date, by mutual written consent of CGNU, Sellers, Buyer, Holdco and Newco;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (a),
(b), (c) or (d) is not then in material breach of its representations, warranties, covenants or agreements contained in this Agreement.

                  SECTION 10.2. SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of Section 4.2, this Section 10.2 and Article XI and (b) rights and obligations arising from any breach of this Agreement prior to such termination.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.1. FEES AND EXPENSES. Whether or not the purchase and sale of the Shares is consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 11.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile (which is confirmed as provided below) or by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer, Holdco or Newco, to

                           White Mountains Insurance Group, Ltd.
                           12 Church Street
                           Suite 22A
                           Hamilton HM11
                           Bermuda
                           Fax:
                           Attention:  Ray Barrette

                           with a copy to:

                           White Mountains Insurance Group, Ltd.
                           80 South Main Street
                           Hanover, NH  03755
                           Fax:  603-643-4562
                           Attention:  Michael Paquette

                           and a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY  10019
                           Fax:  212-474-3700
                           Attention:  Philip A. Gelston


                  (b)      if to CGNU or either Seller, to:

                           CGNU plc
                           St. Helens
                           1 Undershaft
                           20th Floor
                           London, ENGLAND
                           EC3P 3DQ
                           Fax:  020 7662 7700
                           Attention:  Group Company Secretary

                           CGU International Holdings Luxembourg S.A.
                           Galerie Kons
                           4th Floor
                           26 Place de la Gare
                           L-1616 LUXEMBOURG
                           Fax:
                           Attention:  William Gilson

                           CGU Holdings LLC
                           St. Helens
                           1 Undershaft
                           20th Floor
                           London, ENGLAND

                           EC3P 3DQ
                           Fax:  020 7662 7700
                           Attention: Richard Whitaker

                           with a copy, in the case of any notice to Sellers, to CGNU at the address set forth above and, in the case of notice to CGNU or either Seller, a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, NY  10019
                           Fax: (212) 424-8500

                           Attention: Robert S. Rachofsky

                  Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by personal delivery or overnight courier.

                  SECTION 11.3. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any fact or item disclosed on any section of the Disclosure Schedule shall be deemed disclosed on all other sections of the Disclosure Schedule (other than Section 1.1(a) thereof) to which such fact or item may apply if the application of such fact or item to such other section is reasonably apparent. Disclosure of any item in the Disclosure Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance, that such disclosure is required thereon or that occurrence or non-occurrence of any change or effect related to such item would or might result in a Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The terms "transactions contemplated by this Agreement" and "transactions contemplated hereby" shall include the Preclosing Transactions and the Restructuring Transactions. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

                  SECTION 11.4. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS; THIRD-PARTY BENEFICIARIES. This Agreement (including all exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Buyer, Holdco and Newco acknowledge that neither CGNU, either Seller nor any affiliate nor any officer, director, employee, representative, agent or advisor of any of them makes or has made any representation or warranty, express or implied, or any other inducement or promise to Buyer, Holdco or Newco except as specifically made in this Agreement. Buyer, Holdco and Newco each has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its purchase of the Shares and the other transactions contemplated hereby and is capable of bearing the economic risks thereof. CGNU and Sellers acknowledge that neither Buyer nor Holdco nor Newco nor any affiliate nor any officer, director, employee, representative, agent or advisor of any of them makes or has made any representation or warranty, express or implied, or any other inducement or promise to CGNU or either Seller except as specifically made in this Agreement. CGNU and Sellers each has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated hereby and is capable of bearing the economic risks thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

                  SECTION 11.5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 11.6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Notwithstanding the foregoing, (i) following the Closing, either Seller may assign all or any portion of its rights, interests or obligations hereunder to any affiliate and (ii) Buyer may assign its rights hereunder by way of security and such secured party may assign such rights by way of exercise of remedies; PROVIDED, HOWEVER, that no such assignment pursuant to this clause (ii) shall limit or affect the assignor's obligations hereunder. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 11.7. DISPUTE RESOLUTION; ENFORCEMENT. (a) In the event of any dispute arising under this Agreement, prior to the commencement of litigation, a senior officer of Buyer and a senior representative of Sellers shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the parties may pursue judicial remedies with respect to such dispute.

                  (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state court which in either case is located in the City of New York (any such federal or state court, a "New York Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself exclusively to the personal jurisdiction of any New York Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such New York Court. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11.7(b).

                  SECTION 11.8. SEVERABILITY; AMENDMENT; WAIVER. (a) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (b) This Agreement may be amended only by a written instrument signed by each of the parties.

                  (c) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  SECTION 11.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  IN WITNESS WHEREOF, CGNU, Sellers, Buyer, Holdco and Newco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    CGNU PLC


                                    By_________________________________________
                                      Name:
                                      Title:


                                    CGU INTERNATIONAL HOLDINGS LUXEMBOURG
                                      S.A.


                                    By_________________________________________
                                      Name:
                                      Title:


                                    CGU HOLDINGS LLC


                                    By_________________________________________
                                      Name:
                                      Title:


                                    WHITE MOUNTAINS INSURANCE
                                    GROUP, LTD.


                                    By_________________________________________
                                      Name:
                                      Title:


                                    TACK HOLDING CORP.


                                    By_________________________________________
                                      Name:
                                      Title:


                                    TACK ACQUISITION CORP.


                                    By_________________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                                 CGU CORPORATION
                                       AND
                               [________________]


         This Agreement, dated as of the __ day of _________, 200_, (the "Agreement"), is by and among CGU Corporation, a Delaware corporation ("Seller"), and [_____________] ("Buyer").

         WHEREAS, Pilot Insurance Company, an Ontario insurance company (the "Company"), has issued and outstanding 10,225 shares of its common stock, Can.$50 par value ("Company Common Stock"); and

         WHEREAS, Seller is the owner of all the outstanding shares of Company Common Stock, other than the 10 shares of Company Common Stock registered to each of the current and former directors of the Company listed on Schedule A (the "Directors' Shares") (the outstanding shares of Company Common Stock other than the Directors' Shares, the "Shares"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         1.1 PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3), (i) Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares and (ii) Seller shall transfer to Buyer any and all interest Seller may have in the Directors' Shares.

         1.2 PURCHASE PRICE. As consideration for the purchase of the Shares, at the Closing, Buyer shall pay to Seller the Purchase Price in the manner specified in Section 1.4(a). The Purchase Price shall be equal to US$285,000,000.

         1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Stikeman Elliott, 5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9, at 9:00 a.m., Toronto time, immediately prior to the "Closing" under the Stock Purchase Agreement among CGU International Holdings Luxembourg S.A., CGU Holdings LLC, CGNU plc, White Mountains Insurance Group, Ltd., TACK Holding Corp. and TACK Acquisition Corp. dated as of September 24, 2000, or at such earlier date and time as Buyer and Sellers shall mutually agree (the "Closing Date").

         1.4      PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES. At the Closing:

         (a) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to such account as Seller may direct;

         (b) Seller shall deliver to Buyer a certificate or certificates representing the Shares duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled; and

         (c) Seller and Buyer shall deliver a cross-receipt in appropriate form.

                                   ARTICLE II

                                   CONDITIONS

         The obligations of each of Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

         (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, governmental or regulatory authorities or agencies in connection with the consummation of the transactions contemplated hereby by Sellers and Buyer shall have been made or obtained; and

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any governmental or regulatory authority or agency preventing the consummation of the purchase and sale of the Shares shall be in effect.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and conveyances and shall take, or cause to be taken, such further actions, as may be reasonably required or desirable in order to carry out the transactions contemplated by this Agreement.

         3.2 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Closing by the mutual consent of the Boards of Directors of Buyer and Seller. Neither Buyer nor Seller shall have any liability to any other person by reason of the termination of this Agreement.

         3.3 AMENDMENT. This Agreement may be amended at any time by an instrument in writing executed by the parties.

         3.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party hereto. Notwithstanding the foregoing, prior to the Closing, Buyer may assign this Agreement to another subsidiary of CGNU plc, a company incorporated under the laws of England and Wales.

         3.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this ___ day of __________, 200_.

                                    CGU CORPORATION


                                    By:_________________________________________
                                          Name:
                                          Title:

                                    [BUYER]


                                    By:_________________________________________
                                          Name:
                                          Title:

                                   Schedule A

                      Current and Former Directors of Pilot
                    to Whom Directors' Shares are Registered

                NAME                                       NUMBER OF SHARES
         John K. Lower                                            10
         Robert M. Sutherland                                     10
         C.R. Jones                                               10
         S.M. Kistruck                                            10
         [John A. Weber]                                          10
         [A. Warren Moysey]                                       10
         Walter E. Farnam                                         10
         Frank J. Coyne                                           10

                                                                       EXHIBIT B

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           CGU ASSET MANAGEMENT, INC.

                                       AND

                             [CGU GROUP CANADA LTD.]

         This Agreement, dated as of the __ day of _________, 200__, (the "Agreement"), is by and between CGU Asset Management, Inc., a Delaware corporation ("Seller"), and [CGU Group Canada Ltd., an Ontario corporation] ("Buyer").

         WHEREAS, Seller is the owner of 250 shares of common stock, Can.$1,000 par value (the "Shares"), of CGU Investment Management Canada Limited, an Ontario corporation (the "Company"), which Shares constitute all of the issued and outstanding shares of the Company's capital stock; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         1.1 PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares.

         1.2 PURCHASE PRICE. As consideration for the purchase of the Shares, at the Closing (as defined in Section 1.3), Buyer shall pay Seller the Purchase Price in the manner specified in Section 1.4(a). The "Purchase Price" shall be equal to the fair market value of the Shares as determined by KPMG Consulting LLC for United States tax reporting purposes.

         1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., located at 125 West 55th Street, New York, NY 10019, at 9:00 a.m., New York City time, immediately prior to the "Closing" under the Stock Purchase Agreement among CGU International Holdings Luxembourg S.A., CGU Holdings LLC, CGNU plc, White Mountains Insurance Group, Ltd., TACK Holding Corp. and TACK Acquisition Corp. dated as of September 24, 2000, or at such earlier date and time as Buyer and Seller shall mutually agree (the "Closing Date").

         1.4      PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES. At the Closing:

         (a) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to such account as Seller may direct;

         (b) Seller shall deliver to Buyer a certificate or certificates representing the Shares duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled; and

         (c) Seller and Buyer shall deliver a cross-receipt in appropriate form.

                                   ARTICLE II

                                   CONDITIONS

         The obligations of each of Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

         (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, governmental or regulatory authorities or agencies in connection with the consummation of the transactions contemplated hereby by Seller and Buyer shall have been made or obtained; and

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any governmental or regulatory authority or agency preventing the consummation of the purchase and sale of the Shares shall be in effect.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and conveyances and shall take, or cause to be taken, such further actions, as may be reasonably required or desirable in order to carry out the transactions contemplated by this Agreement.

         3.2 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Closing by the mutual consent of the Boards of Directors of Buyer and Seller. Neither Buyer nor Seller shall have any liability to any other person by reason of the termination of this Agreement.

         3.3 AMENDMENT. This Agreement may be amended at any time by an instrument in writing executed by the parties.

         3.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, prior to the Closing Buyer may assign this Agreement to any affiliate.

         3.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this ___ day of __________, 200__.

                                     CGU ASSET MANAGEMENT, INC.


                                     By:________________________________________

                                            Name:
                                            Title:

                                     [CGU GROUP CANADA LTD.]


                                     By:________________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                                 CGU CORPORATION
                                       AND
                                [_______________]


         This Agreement, dated as of the __ day of _________, 200__, (the "Agreement"), is by and between CGU Corporation, a Delaware corporation ("Seller"), and [___________] ("Buyer").

         WHEREAS, Seller is the owner of 28,349 shares of common stock, $100.00 par value (the "Shares"), of CGU Life Insurance Company of America, a Delaware insurance company (the "Company"), which Shares constitute all of the issued and outstanding shares of the Company's capital stock; and

         WHEREAS, the Company is the owner of 20,000 shares of common stock, $100.00 par value (the "Subsidiary Shares"), of CGU Life Insurance Company of New York, a New York insurance company ("Subsidiary"), which Subsidiary Shares constitute all of the issued and outstanding shares of Subsidiary's capital stock; and

         WHEREAS, Seller is the owner of 100 shares of common stock, $1.00 par value (the "Service Shares"), of CGU Annuity Service Corporation, a Delaware corporation ("Service"), which Service Shares constitute all of the issued and outstanding shares of Service's capital stock; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares and the Service Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         1.1 PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares and the Service Shares.

         1.2 PURCHASE PRICE. As consideration for the purchase of the Shares, at the Closing, Buyer shall pay Seller the Purchase Price in the manner specified in Section 1.4(a). The "Purchase Price" shall be equal to the fair market value of the Company as of the Closing Date (as defined in Section 1.3), as determined by KPMG Consulting LLC for United States tax reporting purposes and set forth in its report to be issued, which Purchase Price shall not be less than $200 million or greater than $220 million. As consideration for the purchase of the Service Shares, Buyer shall pay Seller the Service Purchase Price in the manner specified in Section 1.4(a). The "Service Purchase Price" shall be the fair market value of the Service Shares as determined by Buyer and Seller.

         1.3 CLOSING. The closing of the purchase and sale of the Shares and the Service Shares (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., located at 125 West 55th Street, New York, NY 10019, at 9:00 a.m., New York City time, immediately prior to the "Closing" under the Stock Purchase Agreement among CGU International Holdings Luxembourg S.A., CGU Holdings LLC, CGNU plc, White Mountains Insurance Group, Ltd., TACK Holding Corp. and TACK Acquisition Corp. dated as of September 24, 2000, or at such earlier date and time as Buyer and Seller shall mutually agree (the "Closing Date").

         1.4      PAYMENT; DELIVERY OF SHARES. At the Closing:

         (a) Buyer shall deliver to Seller the Purchase Price and the Service Purchase Price by wire transfer of immediately available funds to such account as Seller may direct;

         (b) Seller shall deliver to Buyer a certificate or certificates representing the Shares and a certificate or certificates representing the Service Shares, each duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled; and

         (c) Seller and Buyer shall deliver a cross-receipt in appropriate form.

                                   ARTICLE II

                                   CONDITIONS

         The obligations of each of Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

         (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, governmental or regulatory authorities or agencies in connection with the consummation of the transactions contemplated hereby by Seller and Buyer shall have been made or obtained; and

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any governmental or regulatory authority or agency preventing the consummation of the purchase and sale of the Shares and the Service Shares shall be in effect.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and conveyances and shall take, or cause to be taken, such further actions, as may be reasonably required or desirable in order to carry out the transactions contemplated by this Agreement.

         3.2 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Closing by the mutual consent of the Boards of Directors of Buyer and Seller. Neither Buyer nor Seller shall have any liability to any other person by reason of the termination of this Agreement.

         3.3 AMENDMENT. This Agreement may be amended at any time by an instrument in writing executed by the parties.

         3.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto.

         3.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this ___ day of __________, 200__.

                                     CGU CORPORATION


                                     By:________________________________________
                                            Name:
                                            Title:

                                     [BUYER]


                                     By:________________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                                 CGU CORPORATION
                                       AND
                                 [____________]


         This Agreement, dated as of the __ day of _________, 2000, (the "Agreement"), is by and between CGU Corporation, a Delaware corporation ("Seller"), and [__________], a [__________] ("Buyer").

         WHEREAS, Seller is the owner of 2,273,812 Ordinary Shares (the "Shares") of Societe Generale SA, a French company ("SocGen"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         1.1 PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares.

         1.2 PURCHASE PRICE. As consideration for the purchase of the Shares, at the Closing, Buyer shall pay Seller the Purchase Price in the manner specified in Section 1.4(a). The "Purchase Price" shall be equal to the number of Shares multiplied by the average closing price on the principal securities exchange for an Ordinary Share of SocGen for each of the trading days commencing September 25, 2000 through October 15, 2000, but not less than 98% of the closing price on September 22, 2000 on the principal securities exchange for an Ordinary Share of SocGen.

         1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., located at 125 West 55th Street, New York, NY 10019, at 10:00 a.m., New York City time, on

October 16, 2000, or at such other place, date and time as Buyer and Seller shall mutually agree (the "Closing Date").

         1.4      PAYMENT; DELIVERY OF SHARES.  At the Closing:

         (a) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to such account as Seller may direct;

         (b) Seller shall deliver to Buyer a certificate or certificates representing the Shares duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled; and

         (c) Seller and Buyer shall deliver a cross-receipt in appropriate form.

                                   ARTICLE II

                                   CONDITIONS

                  The obligations of each of Buyer and Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

         (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, governmental or regulatory authorities or agencies in connection with the consummation of the transactions contemplated hereby by Seller and Buyer shall have been made or obtained; and

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any governmental or regulatory authority or agency preventing the consummation of the purchase and sale of the Shares shall be in effect.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and conveyances and shall take, or cause to be taken, such further actions, as may be reasonably required or desirable in order to carry out the transactions contemplated by this Agreement.

         3.2 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Closing by the mutual consent of the Boards of Directors of Buyer and Seller. Neither Buyer nor Seller shall have any liability to any other person by reason of the termination of this Agreement.

         3.3 AMENDMENT. This Agreement may be amended at any time by an instrument in writing executed by the parties.

         3.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, prior to the Closing Buyer may assign this Agreement to any affiliate.

         3.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this ___ day of __________, 2000.

                                    CGU CORPORATION


                                    By:_________________________________________
                                           Name:
                                           Title:

                                    [Buyer]


                                    By:_________________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                       COMMERCIAL UNION INSURANCE COMPANY,
                              CGU INSURANCE COMPANY
                                       AND
                                  [__________]


         This Agreement, dated as of the __ day of _________, 2000, (the "Agreement"), is by and between Commercial Union Insurance Company, a Massachusetts insurance company ("CUIC"), CGU Insurance Company, a Pennsylvania insurance company ("CGUIC" and, together with CUIC, "Sellers"), and [___________], a [___________] ("Buyer").

         WHEREAS, Sellers collectively own 447,294 Ordinary Shares (the "Shares") of Munchener Ruckversicherungs-Gesellschaft AG, a German company ("Munich Re"); and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE SHARES

         1.1 PURCHASE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3), (i) CUIC shall sell to Buyer, and Buyer shall purchase from CUIC, the Shares held by CUIC (the "CUIC Shares"), and (ii) CGUIC shall sell to Buyer, and Buyer shall purchase from CGUIC, the Shares held by CGUIC (the "CGUIC Shares").

         1.2 PURCHASE PRICE. As consideration for the purchase of the Shares, at the Closing, Buyer shall pay (a) CUIC an amount equal to 24.1452% of the Purchase Price (the "CUIC Purchase Price"), and (b) CGUIC an amount equal to 75.8548% of the Purchase Price (the "CGUIC Purchase Price"), in each case in the manner specified in Section 1.4(a). The "Purchase Price" shall be equal to the number of Shares multiplied by the average closing price on the principal securities exchange for an Ordinary Share of Munich Re for each of the trading days commencing September 25, 2000 through October 15, 2000, but not more than 110% of the closing price on September 22, 2000 on the principal securities exchange for an Ordinary Share of Munich Re.

         1.3 CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., located at 125 West 55th Street, New York, NY 10019, at 10:00 a.m., New York City time, on October 16, 2000, or at such other place, date and time as Buyer and Sellers shall mutually agree (the "Closing Date").

         1.4      PAYMENT; DELIVERY OF SHARES. At the Closing:

         (a) Buyer shall deliver (i) to CUIC the CUIC Purchase Price by wire transfer of immediately available funds to such account as CUIC may direct, and (ii) to CGUIC the CGUIC Purchase Price by wire transfer of immediately available funds to such account as CGUIC may direct;

         (b) (i) CUIC shall deliver to Buyer a certificate or certificates representing the CUIC Shares duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled and (ii) CGUIC shall deliver to Buyer a certificate or certificates representing the CGUIC Shares duly endorsed in blank or accompanied by duly executed instruments of transfer, with all necessary stock transfer tax stamps attached thereto and cancelled; and

         (c) Sellers and Buyer shall deliver a cross-receipt in appropriate form.

                                   ARTICLE II

                                   CONDITIONS

                  The obligations of each of Buyer and Sellers to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by any party:

         (a) all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, governmental or regulatory authorities or agencies in connection with the consummation of the transactions contemplated hereby by Sellers and Buyer shall have been made or obtained; and

         (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no statute, rule or regulation of any governmental or regulatory authority or agency preventing the consummation of the purchase and sale of the Shares shall be in effect.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FURTHER ASSURANCES. On and after the Closing Date, each of the parties shall execute and deliver, or cause to be executed and delivered, all such documents, instruments and conveyances and shall take, or cause to be taken, such further actions, as may be reasonably required or desirable in order to carry out the transactions contemplated by this Agreement.

         3.2 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Closing by the mutual consent of the Boards of Directors of Buyer and Sellers. Neither Buyer nor Sellers shall have any liability to any other person by reason of the termination of this Agreement.

         3.3 AMENDMENT. This Agreement may be amended at any time by an instrument in writing executed by the parties.

         3.4 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, prior to the Closing Buyer may assign this Agreement to any affiliate.

         3.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on this ___ day of __________, 2000.

                                    Commercial Union Insurance Company


                                    By:_________________________________________
                                            Name:
                                            Title:

                                    CGU Insurance Company


                                    By:_________________________________________
                                            Name:
                                            Title:

                                    [Buyer]


                                    By:_________________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("AGREEMENT") is made and entered into this ______ day of __________, 200__ by and between CGNU plc, a corporation organized under the laws of England and Wales ("LICENSOR"), and each of the Licensees (as defined below) named herein.

         WHEREAS, Licensor, CGU International Holdings Luxembourg S.A., CGU Holdings LLC (together, "SELLERS"), White Mountains Insurance Group, Ltd., TACK Holding Corp. and TACK Acquisition Corp. ("Newco") have entered into that certain Stock Purchase Agreement dated as of September 24, 2000 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Newco has purchased from Sellers all of the outstanding shares of common stock of CGU Corporation, the direct or indirect parent company of each of the Licensees; and

         WHEREAS, it is the intention of the parties to the Stock Purchase Agreement that each of the Licensees is to transfer to CGNU all of its right, title or interest, including all associated goodwill, which any of them may have in the Trademarks (as defined below) and to cease using the Licensed Trademarks, in the case of Licensees that are Insurance Subsidiaries (as defined in the Stock Purchase Agreement), as soon as reasonably practicable and, in the case of Licensees that are not Insurance Subsidiaries, in no event later than the applicable date specified in Section 3 below; and

         WHEREAS, Licensor is the owner of the Licensed Trademarks; and

         WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, Licensor wishes to grant to the Licensees, and the Licensees wish to accept, a nonexclusive license to use the Licensed Trademarks (as defined below) on the terms and conditions set forth in this Agreement; and

         WHEREAS, each Licensee, subject to the restrictions set forth in this Agreement, desires to use the Licensed Trademarks on a temporary basis in connection with the Licensees' current property/casualty insurance business; and

         WHEREAS, the parties hereto acknowledge the need to maintain and preserve the integrity of the Trademarks forming the subject matter of this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       DEFINITIONS.  For purposes of this Agreement,

         (a) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first person.

         (b) "INSURANCE LICENSEE" means each of CGU Insurance Company, CGU Insurance Company of Illinois, CGU Insurance Company of New Jersey, CGU Insurance Company of New York, Commercial Union Insurance Company, Commercial Union Midwest Insurance Company, Commercial Union York Insurance Company, CU Homeland Insurance Company, CU Lloyd's of Texas, GA Insurance Company of New York, General Accident Insurance Company and General Accident Reinsurance Company of America.

         (c)      "LICENSEE" means an Insurance Licensee or an Other Licensee.

         (d) "OTHER LICENSEE" means each of A.W.G. Dewar, Inc., American Central Insurance Company, American Employers' Insurance Company, Beacon Advertising Corporation, CGU Asset Management, Inc., CGU Corporation, CGU Finance Corporation, Commercial Union Risk Management, Inc., CUIC Leasing, Inc., CU Investors Co. #15, CU Investors Co. #16, CU Investors Co. #18, CU Investors Co. #21, CU Lloyd's, Inc., The Employers' Fire Insurance Company, Farmers and Merchants Insurance Company, General Accident Services Corporation, General Assurance Company, Hawkeye-Security Insurance Company, Houston General Insurance Company, Houston General Lloyds, Midwestern Insurance Company, National Farmers Union Property and Casualty Company, National Farmers Union Standard Insurance Company, North Pacific Insurance Company, The Northern Assurance Company of America, Oregon Automobile Insurance Company, Potomac Insurance Company, Potomac Insurance Company of Illinois, TCH Insurance Agency, Inc., Traders & General Insurance Company, Traders & Pacific Insurance Company, Tri-State Insurance Company and United Security Insurance Company.

         (e) "TERRITORY" means (i) the United States of America (including territories and possessions), (ii) with respect to CGU Insurance Company in connection solely with the business written by it in Taiwan and 100% reinsured with an affiliate of Licensor, Taiwan and (iii) current Intranet, Internet and online sites and usages in effect as of the date of this Agreement.

         2. TRANSFER OF TITLE TO TRADEMARKS; CESSATION OF USE. (a) Each Licensee hereby transfers to Licensor any and all right, title or interest, including all associated goodwill, which any of them may have in or to (i) the names, trademarks, service marks, acronyms, domain names or logos listed on Annex A hereto and any name, trademark, service mark, acronym, domain name (in any top-level domain or other domain) or logo currently used by such Licensee that is based on or incorporates any name, trademark, service mark, acronym, domain name or logo listed on Annex A hereto (collectively, the "LICENSED TRADEMARKS"), (ii) except in each case for Licensed Trademarks, which are covered by clause (i) of this Section 2(a), (A) any name, trademark, service mark, acronym, domain name (in any top-level domain or other domain) or logo formerly used by such Licensee that is based on or incorporates any name, trademark, service mark, acronym, domain name or logo listed on Annex A hereto,
(B) the domain names, corporate names and trademarks listed on Annex B hereto and any name, trademark, service mark, acronym, domain name (in any top-level domain or other domain) or logo that is based on or incorporates (x) the letters "cgu" or "cu" as an abbreviation or acronym or (y) any domain name, corporate name or trademark listed on Annex B hereto and (C) any names, trademarks, service marks, acronyms, domain names (in any top-level domain or other domain) or logos, or any derivations thereof, currently or formerly used by Licensor or any of its affiliates or related entities outside the United States (the items in this clause (ii), together with Licensed Trademarks, the "TRADEMARKS"), (iii) any registrations or applications for registration of any of the foregoing and
(iv) any right to sue and to collect damages for past infringements of any item referred to in clauses (i), (ii) or (iii) hereof. Each Licensee agrees to use commercially reasonable efforts to perform any actions necessary to perfect or record this assignment, including but not limited to executing and delivering such further documents as may be reasonably requested by Licensor.

         (b) (i) Each Licensee whose name includes a Licensed Trademark shall use its commercially reasonable efforts to amend its certificate of incorporation or comparable organizational document to change its name to a name that does not include any Trademark or any confusingly similar name.

         (ii) Each Licensee shall use commercially reasonable efforts to take such actions as shall be necessary to cease all use of the Trademarks, including changing all trademark, service mark or domain name use of Trademarks to marks and domain names that do not include any Trademark or any confusingly similar mark.

         (c) Notwithstanding any other provision of this Agreement, each Licensee that is an Insurance Subsidiary shall use commercially reasonable efforts to cease using any Trademark as soon as reasonably practicable following the Closing.

         3. GRANT OF LICENSE; TRANSFERABILITY. (a) Licensor hereby grants to each Licensee, and each Licensee hereby accepts from Licensor, a temporary, personal, non-transferable (except as described below), nonexclusive (except as set forth in Section 4(c)), royalty-free (except as set forth below) license (the "LICENSE") to use the Licensed Trademarks, solely in connection with the property/casualty insurance business of such Licensee (or, in the case of any Licensee that is not an insurance company, the current types of business of such Licensee in the Territory (the "PRODUCTS AND SERVICES") for the period of time from the Closing until (i) in the case of the Insurance Licensees, 18 months after the Closing; PROVIDED, HOWEVER, that if, at the expiration of such 18-month period, any Insurance Licensee shall not have obtained from an Insurance Regulator any approval necessary for such Insurance Licensee to change its name to a name that does not include any Trademark or any confusingly similar name or otherwise to cease using any Licensed Trademark, the License granted to such Insurance Licensee shall be extended in the applicable state with respect to the applicable Trademark for a further six months (subject to further extensions of six months), but only if and for so long as such Insurance Licensee (x) has made and is making a diligent, good-faith effort to obtain such approval, (y) provides written notice to Licensor of such extension, and (z) to the extent reasonable and feasible, permits Licensor or an affiliate of Licensor to participate fully in the process of seeking and obtaining the necessary approvals; and PROVIDED, FURTHER, that during any period in which the License has been so extended, each Insurance Licensee as to which the License has been extended shall pay to Licensor a royalty equal to $1,000 per month for each state in which the License has been so extended; and PROVIDED, STILL FURTHER, that in no event shall the License be extended beyond the fifth anniversary of the date of this Agreement; and (ii) in the case of the Other Licensees, 180 days after the Closing. Each Licensee shall use the Licensed Trademarks in such a way as not to confuse third parties but to put them on notice that such Licensee is the provider and source of the Products and Services. For so long as Licensees are using the domain name "cguusa.com" pursuant to the License, the technical and administrative contacts for such domain name shall be persons designated by Licensees.

         (b) Licensor and each Licensee hereby agree that the License will not terminate or otherwise be affected as a result of a sale or transfer of the stock of (i) any Licensee or (ii) any person owning the stock, directly or indirectly, of any Licensee. The License shall not be transferable by any Licensee, except (i) in connection with the sale of all or substantially all of the assets of such Licensee or (ii) by operation of law as a result of merger or consolidation, provided that any such transferee under the foregoing clauses (i) and (ii) agrees in writing to be bound by the terms of this Agreement.

         4. SCOPE OF LICENSE; RESERVATION OF RIGHTS. (a) Each Licensee acknowledges that the License applies solely to its use of the Licensed Trademarks in connection with the Products and Services and that no use is hereby authorized or permitted of (i) any name, trademark, service mark, domain name (in any top-level domain or other domain) or logo of Licensor or any of Licensor's affiliates other than the Licensed Trademarks or (ii) the Trademarks, in connection with any products or services other than the Products and Services. Licensee agrees not to use the Licensed Trademarks in partial form without the prior written consent of Licensor, which Licensor can withhold at its sole discretion. Each Licensee agrees not to adopt or use any name, trademark, service mark, domain name (in any top-level domain or other domain), logo or design confusingly similar to the Licensed Trademarks.

         (b) Each Licensee acknowledges that the License is non-exclusive and that, except as set forth in Section 4(c), such Licensee shall not have the right to limit or restrict Licensor and its affiliates, or their respective successors, assigns, licensees or transferees, from using the Trademarks.

         (c) For 18 months from the date hereof, Licensor shall not license any Licensed Trademark in the Territory to any unaffiliated third party engaged in the property/casualty insurance business; PROVIDED, HOWEVER, that Licensee shall be permitted to license one or more

Licensed Trademarks to Commercial Group Underwriters, Inc. as may be necessary pursuant to any settlement of the Pending Action (as defined below).

         5. QUALITY STANDARDS. (a) Each Licensee acknowledges that each of the Trademarks has established valuable goodwill and is well recognized among consumers, and that it is of great importance to both Licensor and each Licensee that, in the sale and provision of the Products and Services, the high standards and reputation that Licensor has established for Products and Services sold or marketed in connection with the Licensed Trademarks be maintained by Licensee. Accordingly, each Licensee represents and warrants that all Products and Services sold or marketed in connection with the Licensed Trademarks and all Promotional Materials (as defined in Section 13(b)) shall be of a quality consistent with the past standards of Licensor (the "LICENSOR QUALITY STANDARDS").

         (b) In the event that any Product or Service sold or marketed, or any Promotional Materials used, by any Licensee in connection with the Licensed Trademarks is not materially in conformance with the Licensor Quality Standards, Licensor shall notify such Licensee thereof in writing, specifying in reasonable detail the facts, circumstances and background of such non-compliance, and such Licensee shall promptly undertake and shall diligently pursue all remedial efforts reasonably necessary to bring such Product or Service or promotional material into conformance with the Licensor Quality Standards and shall achieve conformity with the Licensor Quality Standards within 15 days after such notification. Notwithstanding the foregoing, if nonconformity with the Licensor Quality Standards is not capable of being remedied within such 15 day period, provided that the relevant Licensee promptly commences and diligently pursues such remedial steps as are necessary, such Licensee shall have such additional time as Licensor may grant in its sole discretion to implement such corrective procedures and bring such Product or Service or promotional material into conformance with the Licensor Quality Standards. If after such 15 day period, or, if applicable, such additional period, the Product or Service or promotional material in question continues not to conform in all material respects to the Licensor Quality Standards, Licensor may terminate this Agreement as to such Licensee upon written notice delivered to such Licensee.

         (c) Each Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to its sale, distribution and advertising of the Products and Services under the Licensed Trademarks and shall not do or suffer to be done any act or thing that would impair Licensor's rights in the Trademarks or damage the reputation for quality inherent in the Trademarks.

         (d) Each Licensee shall use commercially reasonable efforts to comply with such other reasonable requests as are made by Licensor to enable Licensor to ensure that the Licensees' activities under and uses of the Licensed Trademarks are consistent with the reputation for quality and prestige of the Trademarks.

         6. MODIFICATION TO AVOID CONFUSION. Each Licensee agrees that as soon as reasonably practicable following the date hereof, it shall, when using the Licensed Trademarks in any marketing, promotional or advertising materials, use reasonable distinguishing features to minimize the potential for confusion between Licensor's and its affiliates' use of the Trademarks and Licensees' use of the Licensed Trademarks, by, among other things, (i) prominent use of the phrase ", a [____________] company" (or similar "tag line", identifying such Licensee as not being affiliated with Licensor) following the use of any Licensed Trademark,
(ii) a distinctive change in font style and (iii) using logos which are distinct from and not similar to the logos that are Trademarks.

         7. NOTICE REQUIREMENTS. For any Licensed Trademark that is federally registered, each Licensee that is using such Licensed Trademark pursuant to the License shall give appropriate notice of registration accompanying all uses of such Licensed Trademark (a small "R" within a circle).

         8. INSPECTION RIGHTS. To the extent necessary to enable Licensor to ensure the quality of the Products and Services or Promotional Materials provided by the Licensees under the Licensed Trademarks, each Licensee shall, at Licensor's option, (i) permit Licensor to visit such Licensee's offices, work sites, or other places of business during normal business hours upon reasonable notice to inspect materials relating to the Products and Services, subject to reasonable confidentiality restrictions requested by such Licensee, at which time Licensor may take samples or copies of materials displaying the Licensed Trademarks or (ii) upon Licensor's request furnish Licensor, subject to reasonable confidentiality restrictions requested by such Licensee, with samples or copies of materials relating to the Products and Services displaying the Licensed Trademarks.

         9. OWNERSHIP AND PROTECTION OF TRADEMARKS. (a) Each Licensee acknowledges Licensor's ownership of and exclusive right to use the Trademarks and the goodwill associated therewith, and, except as provided in this Agreement, no Licensee has any right to use the Trademarks. Each Licensee further acknowledges that all of such Licensee's use of the Licensed Trademarks pursuant to this Agreement and all the goodwill generated thereby will inure to the benefit of Licensor.

         (b) Nothing contained in this Agreement shall be construed as an assignment or grant to any Licensee of any right, title, or interest in or to any of the Licensed Trademarks, it being understood that all rights relating thereto are reserved by Licensor, except for the License to the extent, and subject to the restrictions, specifically provided herein.

         (c) No Licensee shall (i) challenge Licensor's title or rights in and to any of the Licensed Trademarks in any jurisdiction (whether or not inside the United States of America) or challenge the validity of this License or of any of the Licensed Trademarks, (ii) contest the fact that such Licensee's rights under this Agreement are solely those of a licensee and shall cease upon the expiration of the License or earlier termination of this Agreement, (iii) represent that it has any right, title or interest in the reputation and goodwill of Licensor, (iv) represent that it has any right, title or interest in the Licensed Trademarks other than the rights expressly granted by this Agreement or (v) do or cause to be done any act adversely affecting the value of the Licensed Trademarks or the reputation and goodwill of Licensor or its affiliates. No Licensee shall file or prosecute any trademark or service mark application or applications to register any of the Licensed Trademarks or any alternate form thereof (or any confusingly similar marks) or any application to register any of the Licensed Trademarks or any alternate form thereof (or any confusingly similar marks) as domain names. Notwithstanding anything to the contrary in this Agreement, the provisions of this Subsection 9(c) shall survive the termination of this Agreement.

         10. INDEMNIFICATION. (a) Each Licensee shall jointly and severally hold Licensor, its affiliates and their respective directors, officers, employees, agents and representatives (collectively, "LICENSOR INDEMNIFIED PARTIES") harmless and indemnify the Licensor Indemnified Parties against any and all liabilities, losses, damages, expenses (including reasonable attorneys' fees and costs), claims, demands or actions (collectively, "DAMAGES") to which any of them may be subject arising out of or based upon any Licensee's use of the Licensed Trademarks, and will jointly and severally reimburse the Licensor Indemnified Parties for any and all expenses reasonably incurred by any of them in connection with investigating and/or defending against any such Damages; PROVIDED, HOWEVER, that such indemnification shall not extend to any Damages to the extent such Damages arise out of or are based upon the infringement or alleged infringement of the trademark or copyright or other proprietary right of any third party (including without limitation damages arising out of the action COMMERCIAL GROUP UNDERWRITERS, INC. V. CGU CORPORATION, ET AL. in the United States District Court for the Eastern District of California (the "PENDING ACTION")) by reason of the Licensees' use, in accordance with this Agreement, of the Licensed Trademarks.

         (b) Licensor will indemnify, defend and hold harmless each Licensee, its affiliates and their respective directors, officers, employees, agents and representatives (collectively, "LICENSEE INDEMNIFIED PARTIES") from any Damages to which any of them may be subject by reason of its use, in accordance with the terms of this Agreement, of the Licensed Trademarks, to the extent that such Damages arise out of or are based upon the infringement or alleged infringement of the trademark or copyright or other proprietary right of any third party (including without limitation any Damages arising out of the Pending Action), and will reimburse the Licensee Indemnified Parties for any and all expenses reasonably incurred by any of them in connection with investigating and/or defending against any such Damages. For purposes of this Section 10(b), "Damages" shall not include any amount in respect of lost profits that any Licensee may allege to suffer or have suffered in connection with any matter for which any Licensee would be entitled to indemnification pursuant to the first sentence of this Section 10(b).

         (c) The party seeking indemnification under this Section 10 (the "INDEMNIFIED PARTY") agrees to give the party from which such indemnification is sought (the "INDEMNIFYING PARTY") notice in writing of the assertion of any claim or demand made by, or any action, proceeding or investigation instituted by, any person not a party to this Agreement (a "THIRD PARTY CLAIM") in respect of which indemnity may be sought under this Section 10 promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED,

HOWEVER, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

         (d) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; PROVIDED, HOWEVER, that such counsel is not reasonably objected to by the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of any Third Party Claim, the Indemnifying Party shall be deemed to have acknowledged liability for any Losses arising from such Third Party Claim. Licensor has assumed the defense with respect to the Pending Action. The Indemnifying Party will not as long as it conducts such defense be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnified Party shall have been advised by counsel that there are actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party (in which case the Indemnifying Party shall be required to pay the reasonable fees and expenses of not more than one separate counsel, who shall be reasonably acceptable to the Indemnifying Party, for all Indemnified Parties collectively). If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available at no cost on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not settle, compromise or discharge any Third Party Claim by agreeing to any remedy affecting the Indemnified Party (other than any payment of money that is entirely paid by the Indemnifying Party) without the prior written consent of the Indemnified Party, not to be unreasonably withheld. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

         (e) The amount of any Damages for which indemnification is provided under this Agreement shall be (i) increased to take account of any tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. Such tax cost or tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual tax liability with and without (i) the receipt of any indemnification payments made pursuant to this Agreement and (ii) the incurrence or payment of any Damages for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a tax cost or tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such tax cost or the Indemnified Party shall pay the amount of such tax benefit, as the case may be, in such subsequent year(s).

         (f) Notwithstanding anything to the contrary in this Agreement, this Section 10 shall survive termination or expiration of this Agreement.

         11. INFRINGEMENT PROCEEDINGS. Each party shall notify the others promptly of any apparent infringement or other unauthorized use of the Licensed Trademarks by others that comes to such party's attention; PROVIDED, HOWEVER, that Licensor shall not have any obligation to notify any Licensee of any apparent infringement or other unauthorized use of the Licensed Trademarks outside the Territory. The right to institute and prosecute actions for infringement of the Licensed Trademarks is reserved exclusively to Licensor, and Licensor shall have the right to join any Licensee in any such action as a formal party. Any such action shall be conducted at Licensor's expense. Each Licensee shall use commercially reasonably efforts to assist Licensor and (except as described in the immediately following sentence) at Licensor's expense in any such action brought by Licensor. The Licensees may at their own expense be represented by counsel of their own choosing in connection with any such action brought by Licensor. Licensor shall be entitled to retain all sums recovered in such proceedings, whether by judgment, settlement or otherwise. It is understood, however, that Licensor is not obligated to institute and prosecute any such actions in any case in which it, in its sole judgment, may consider it inadvisable to do so. If Licensor declines, after a request by any Licensee, to institute and prosecute any action for infringement of the Licensed Trademarks, Licensees may institute and prosecute such an action at their own expense, and Licensor shall have the right, but shall be under no obligation, to join in, or assist in the institution or prosecution of, any such action.

         12. NO AGENCY, JOINT VENTURE OR PARTNERSHIP. (a) No Licensee shall be deemed by virtue of this Agreement to be the agent or legal representative of Licensor nor shall any Licensee have by virtue of this Agreement any right or authority to pledge the credit of or incur any obligation, expressed or implied, on behalf of Licensor. Neither this Agreement nor the use of the Trademarks by any Licensee shall create, or be deemed to create, any responsibility or liability on the part of Licensor for the acts of any Licensee.

                  (b) Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that it is their intention and understanding that the transactions contemplated hereby do not in any way constitute or imply the formation of a joint venture or partnership between Licensor and any of the Licensees.

         13. TERMINATION. (a) Except as expressly provided herein, this Agreement shall automatically terminate as to all Licensees in the event that:

                  (i) Any Licensee fails to comply in any material respect with any material provision of this Agreement and the non-compliance is not remedied within 20 days after Licensor gives written notice of such non-compliance; PROVIDED that the provisions of Section 5(b) of this Agreement, and not this
                  Section 13(a)(i), shall govern in the case of any termination for non-compliance with the Licensor Quality Standards; or

                  (ii) Any Licensee becomes subject to dissolution, liquidation, bankruptcy, insolvency, statutory reorganization, receivership or similar proceedings, or if creditors of any Licensee take over its management, or if any Licensee otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors; or

                  (iii) Subject to permitted transfers under Subsection 3(b) hereof, any Licensee attempts to assign, sublicense or otherwise transfer this Agreement or any of such Licensee's rights under this Agreement.

         (b) Upon the expiration or termination of this Agreement, all rights to use the Licensed Trademarks and the goodwill associated therewith of each Licensee hereunder shall terminate immediately and revert automatically to Licensor. Upon the expiration or termination of this Agreement, each Licensee agrees (i) to discontinue immediately any and all use of the Licensed Trademarks and any marks confusingly similar thereto, (ii) to cooperate with Licensor or its agents and to take any actions necessary to effectuate the termination of rights and reversion to Licensor, (iii) to remove all uses of the Licensed Trademarks from all printed materials, advertising, promotional or display materials, stationery, sales documents and any other items bearing the Licensed Trademarks ("PROMOTIONAL MATERIALS") that are in the possession or control of the Licensees, to take all actions necessary to prevent or stop the dissemination or use by any person authorized to use any Promotional Materials and to provide to Licensor or destroy (with such destruction certified in writing by a senior executive officer of such Licensee) any remaining Promotional Materials, (iv) to redirect, in a manner satisfactory to all parties, all internet domain traffic to the URL "cguusa.com" to an alternative domain name that is not a Trademark to be selected by Licensees and (v) to take all actions as may be necessary to cause the technical and administrative contacts for the domain name "cguusa.com" to be changed to persons designated by Licensor. Notwithstanding the foregoing sentence, each Licensee shall be entitled, in the event of the expiration or termination of this Agreement, to continue to make use of the Licensed Trademarks solely in connection with its servicing of policies bearing the Licensed Trademarks in effect as of the date of expiration or termination.

         14. DISPUTE RESOLUTION; ENFORCEMENT. (a) In the event the parties are unable to agree upon any matters arising under this Agreement, the disputed matter will be referred in the first instance to a senior officer of Licensor and a senior officer of the relevant Licensee (or of a company designated by such Licensee), who shall attempt to resolve the dispute in good faith in a manner consistent with the terms of this Agreement. If such officers are unable to resolve the dispute in this manner within a reasonable period, the parties may pursue judicial remedies with respect to such dispute.

         (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state court which in either case is located in the City of New York (any such federal or state court, a "NEW YORK COURT"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself exclusively to the personal jurisdiction of any New York Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such New York Court. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 14(b).

         15. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile (which is confirmed as provided below) or by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to any Licensee, to:

                  [Name of Licensee]
                  One Beacon Street
                  Boston, Massachusetts  02108
                  Attention:  General Counsel
                  Telephone:   (617) 725-7178
                  Telecopy:   (617) 725-7177

                  with a copy to:

                  White Mountains Insurance Group, Ltd.
                  12 Church Street
                  Suite 22A
                  Hamilton HM11
                  Bermuda
                  Attention:  Ray Barrette
                  Telephone:
                  Telecopy:

                  and to:

                  White Mountains Insurance Group, Ltd.
                  80 South Main Street
                  Hanover, NH  03755
                  Attention:  Michael Paquette
                  Telephone:
                  Telephone:  603-643-4562

                  and to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, NY  10019
                  Attention:  Philip A. Gelston
                  Telephone:  212-474-1000
                  Telecopy:  212-474-3700

         If to Licensor, to:

                  CGNU plc
                  St. Helens
                  1 Undershaft
                  London EC3P 3DQ
                  Attention:  Group Company Secretary
                  Telephone:  011-44-207-662-2051
                  Telecopy:  011-44-207-662-7700
                  with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York 10019
                  Attention: Robert S. Rachofsky
                  Telephone:  (212) 424-8000
                  Telecopy:  (212) 424-8500

Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by personal delivery or overnight courier.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the federal laws of the United States of America as they apply to trademark matters and in accordance with the laws of the State of New York as applied to contracts entered into and to be performed entirely in the State of New York.

         18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous oral or written agreements between the parties.

         19. AMENDMENTS, WAIVERS, ETC. This Agreement may not be released, waived, discharged, altered, amended, supplemented or renewed except by a writing signed by duly authorized representatives of the parties to be charged. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         20. ASSIGNMENT; BINDING EFFECT; THIRD-PARTY BENEFICIARIES. Except as otherwise set forth herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Licensee without the prior written consent of Licensor, and any such purported assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

         21. INVALID PROVISIONS. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Licensor and each Licensee, effective as of the date first written above.

                                        CGNU plc


                                        By:_____________________________________
                                        Name:
                                        Title:

                                        [add signature blocks for Licensees]


                                        By:_____________________________________
                                        Name:
                                        Title:

                                     Annex A

name and designs for each of the following:

         CGU
         Commercial Union
         CU
         General Accident
         GA
         CGUUSA

phrase "Hand in Hand" and any associated designs

phrase "It's not a promise until you keep it" and any associated designs

cguusa.com (as trademark, corporate name and domain name)

[bowler hat; walking man design]

                                                      Annex B

each of the following, as trademark, corporate name and domain name:
         cgu.com
         cguinsurance.com
         cuusa.com
         cgunp.com
         cgu-hawkeye.com
         cgu-insurance.net
         cgueasyissue.com
         cgulifelink.com
         cgulifeusa.com
         cgulifeusaagents.com
         cueasyissue.com
         culife.com
         culifeusa.com
         culifeusaagents.com
         culny.com
         cgutsadirect.com
         tsaannuities.com
         cgulifelink.cc
         cguview.com
         cguview.net
         cguviewusa.com
         cguviewusa.net

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                                                                       EXHIBIT G

                           Term Sheet for Holdco Notes

Issuer:                    Holdco (TACK Holding Corp.)

Holders: Sellers, pro rata to their pre-closing equity interest in the Company

Security:                  Subordinated Note

Subordination:             Subordinated to senior debt of Buyer

Principal                  Amount: $210 million

Maturity:                  Six months from Closing Date

Interest Rate:             400 basis points over the rate from time to time in
                           effect under the Lehman Senior Bank Loan, payable upon maturity

Settlement:                Principal and interest to be settled at maturity in
                           cash. However, at the election of Holdco, Holdco may settle principal and interest at maturity (unless an event of default shall have occurred and be continuing) in common stock of Holdco or, subject to "Vote" below, in common stock of White Mountains
                           ("WTM"). In either case, such settlement shall only be permitted if such common stock shall be validly issued, fully paid and nonassessable. If settled in Holdco common stock, such common stock shall be valued for purposes of such settlement at its sale price to unaffiliated equity investors pursuant to the term sheet attached hereto as Annex A (the "Term
                           Sheet"). If settled in WTM common stock, such common stock shall be valued at $174 1/2 per share.

                           In no event, however, will Sellers receive an amount of common stock of Holdco or WTM that would require Sellers or any parent to file a request for approval of acquisition of control with any U.S. insurance regulator; to the extent such limit would be exceeded, the remaining amount must be settled in cash. However, Sellers will use their commercially reasonable efforts to file and seek approval of disclaimers of control; if all necessary disclaimers are approved, the full amount may be settled in common stock.

Stockholder Protections:   If settled in Holdco common stock, each Seller shall
                           be entitled to the same stockholder protection rights as any other Equity Investor (currently set forth in the Term Sheet), except that (subject to compliance with applicable law) either Seller may at any time transfer the common stock of Holdco held by it to a third party (provided that such third party is reasonably acceptable to Holdco) which shall be deemed an Equity Investor with the stockholder protections remaining attached to such common stock.

                           If settled in WTM common stock, Sellers shall not be entitled to any governance rights. However, Sellers will be entitled to 3 demand and (subject to normal cutbacks) unlimited piggyback registration rights under a customary registration rights agreement to be entered into in such event between WTM and Sellers. Such registration rights may be exercised at any time after settlement.

Vote: Settlement in WTM common stock would require approval of the shareholders of WTM under the NYSE rules. Shareholder approval of issuance of WTM common stock in settlement of the Holdco Notes will not be a condition precedent to Closing under the Agreement.

Covenants:                 Customary anti-dilution protection.

Events of Default:         Failure to pay when due; bankruptcy events;
                           cross-acceleration to other debt.

Other: Holdco Notes are freely transferable (subject to applicable law). If sold to an unaffiliated Equity Investor, the common stock settlement right set forth under "Settlement" shall be revised to be, at Holdco's option, into Holdco common stock (with governance rights as set forth above) at the value set forth above or into WTM common stock at a value equal to the conversion or exchange price then prevailing, if any, for conversion or exchange by other Equity Investors of Holdco common stock into WTM common stock, with governance rights as applicable to such other Equity Investors upon such conversion or exchange.